As filed with the United States Securities and Exchange Commission on April 11, 2013

Registration No. 333-186331

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nxt-ID, Inc.

(Exact name of registrant in its charter)

Delaware	334118	46-0678374
(State of jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(203) 242-3076

(Address, including zip code, and telephone number, including area code, of registration principal executive offices)

Gino Pereira

Chief Executive Officer

One Reservoir Corporate Centre

4 Research Drive, Suite 402

Shelton, CT 06484

(203) 242-3076

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Danovitch, Esq.

Zachary Blumenthal, Esq.

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

875 Third Avenue, 9th Floor

New York, New York 10022

(212) 603-6300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered (1)	Amount to be Registered (2)	Proposed Maximum Aggregate Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee

Common stock, $0.0001 par value	1,000,000	$1.00	$1,000,000	$136.40
Warrants to Purchase Common Stock	1,000,000	$1.00	$1,000,000	$136.40
Common Stock Underlying Warrants	1,000,000	$1.00	$1,000,000	$136.40
Common Stock in connection with the private placement launched in August 2012 (3)	1,076,000	$1.00	$1,076,000	$146.77

Total (4)	4,076,000		$$4,076,000	$555.97

(1)	The securities noted in the first three rows will be offered under the primary offering prospectus relating to our proposed public offering.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(3)	These shares will be offered under the secondary offering prospectus relating to resales by certain selling stockholders of the shares of common stock issued in connection with our private placement between August 2012 and January 2013. Estimated solely for the purpose of calculating the registration fee, and based upon the assumed offering price of $1.00 per share.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED: April 11, 2013

PRELIMINARY PROSPECTUS

$1,000,000 OF UNITS

OFFERING PRICE $1.00 PER UNIT

Units Consisting of One Share of Common Stock and One Warrant to Purchase One Share of Common Stock

This is a public offering of 1,000,000 units (“Units” or each a “Unit”), each Unit consisting of one share of common stock of Nxt-ID, Inc., par value $0.0001 per share, and one warrant to purchase one share of common stock (and the shares of common stock issuable from time to time upon exercise of the offered warrants).

This is our initial public offering. We are registering a total of 3,076,000 shares of our common stock. Of the shares being registered, 1,076,000 are being registered for sale by the selling shareholders, and 2,000,000 are being registered for sale by the Company through the Units described above. The Offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor and there is no minimum amount that we must sell in order to close this Offering. Accordingly, there is no escrow being established to hold funds of investors pending a closing. Therefore all funds raised in this Offering will be immediately available to us upon receipt. The Offering will be for a period of 30 days from the date that this registration statement is declared effective and may be extended for an additional 30 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold all of the Units being offered hereby.

The registration statement of which this prospectus forms a part also registers on behalf of selling stockholders a total of 1,076,000 shares of our common stock purchased from us in a private placement between August 2012 and January 2013. The shares of our common stock offered by the selling stockholders are not part of or conditioned on the closing of our public offering. Accordingly, the sales price to the public by the selling shareholders is fixed at $1.00 per share for the duration of the Offering. We will not receive any proceeds from the sale of the 1,076,000 shares sold by the selling shareholders. This secondary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this Prospectus.

Prior to this Offering, there has been no public market for our common stock and we have not applied for listing or quotation on any public market. We have arbitrarily determined the offering price of $1.00 per Unit offered hereby. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. Shortly after the filing of this registration statement, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker that has filed an application with FINRA to list quotations for our stock. There is no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We are an “emerging growth company” as the term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

An investment in our securities involves a high degree of risk. Persons should not invest unless they can afford to lose their investment. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passes upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Nxt-ID, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely in it.

The date of this prospectus is _________________, 2013

i

USE OF MARKET AND INDUSTRY DATA

This prospectus includes market and industry data that has been obtained from third party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management’s knowledge of such industries has been developed through its experience and participation in these industries. While our management believes the third party sources referred to in this prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. In addition, the underwriters have not independently verified any of the industry data prepared by management or ascertained the underlying estimates and assumptions relied upon by management. Furthermore, references in this prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus.

ii

You should rely only on the information contained in this prospectus in deciding whether or not to purchase our securities. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, prospects, financial condition and results of operations may have changed since that date. This prospectus will be updated as required by law.

Dealer Prospectus Delivery Obligation

Until 90 days after the later of (i) the effective date of the registration statement or (ii) the first date on which the securities are offered publicly, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under “Risk Factors” beginning on page 5. All references to “we,” “us,” “our,” “Nxt-ID,” “Company,” or similar terms used in this prospectus refer to Nxt-ID, Inc. This prospectus contains forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Corporate Background and Business Overview

We were incorporated in the state of Delaware on February 8, 2012. We are a technology company that is focused on products, solutions, and services that have a need for biometric secure access control. We have three distinct lines of business that we believe will form our company: law enforcement; m-commerce; and biometric access control applications. Our initial efforts are focused on our secure products offering for the growing m-commerce market, most immediately a secure mobile electronic wallet. Our plan also anticipates that we will use our core biometric facial recognition algorithms to develop a security application that can be used for corporations (industrial uses, such as enterprise computer networks) as well as individuals (consumer uses, such as smart phones, PDAs or personal computers). Finally, our plan calls for a suite of high-level security products and facial recognition applications that can be utilized by law enforcement, the defense industry, and Homeland Security.

The mobile phone worldwide market is presently approximately 1.8 billion units per year. Of that amount smart phones represent a large and growing segment of the market. Against the backdrop of challenges with identification of individuals, more and more mobile phones are being used as a source of payment for goods and services. Juniper Research estimates that worldwide mobile payment volume will grow to $240 billion in 2012, and forecasts growth to $670 billion by 2015.(1) Many major players around the world have announced plans for mobile payments including AT&T, Sprint, Verizon, T-Mobile, Google, Visa, MasterCard, American Express, Discover, Bank of America, Barclays, RIM and others.  The risks and concerns of fraud accompanying the introduction of these potential applications are financially enormous and could hamper the growth of this budding industry. As a result of these concerns, the Company believes that security for the “m-commerce/mobile money” market is positioned to grow rapidly.

Using our biometrics-oriented technologies, we plan to target the growing m-commerce market with our innovative MobileBio™ suite of biometric solutions that will provide secure mobile platforms for users of such platforms as well as those delivering products and/or services through such mobile platforms. Today, credit cards are responsible for more than $2.5 trillion in transactions a year and are accepted at more than 24 million locations in more than 200 countries and territories. It is estimated that there are 10,000 payment card transactions made every second around the world. However, many credit card holders either do not possess a smartphone or will be reluctant to use their smartphone for mobile payments due to a variety of reasons including limited battery life, dependency on wireless network coverage and well publicized security threats.

Rather than depend on a smart phone, Nxt-ID’s business plan is to develop a next generation electronic wallet. We believe that this constitutes unique technology because it takes a very different approach relative to the current offerings: instead of replacing the wallet, our aim is to improve it. We believe that our Wocket™ will reduce the number of cards to be carried in a consumer’s wallet while supporting virtually every payment method currently available at Point-of-Sale (POS) at retailers around the world including magnetic stripe, EMV/NFC and barcode all within a secure biometric vault.

Currently most mobile devices continue to be protected simply by questions that a user asks, and PIN numbers. This security methodology is easily duplicated on another device, and can be easily spoofed or hacked. Nxt-ID’s biometric security paradigm is Dynamic Pairing Codes (DPC). DPC are a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys.

The Company also plans to serve the access control and law enforcement facial recognition markets with our existing 3D facial recognition technology products beginning with US Federal and State governmental agencies. These products, whose underlying technologies have been licensed by the Company, provide customers with the capability to enroll subjects in a 3D database and use that database for verification of identities. Effective June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID, LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Nxt-ID founders, Gino Pereira, our Chief Executive Officer and David Tunnell, our Chief Technology Officer. Since this was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

1

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenue exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period. Pursuant to Section 102 of the JOBS Act, we have provided reduced executive compensation disclosure and have omitted a compensation discussion and analysis from this prospectus. Pursuant to Section 107 of the JOBS Act, we have elected to utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.

(1) http://www.homelandsecuritynewswire.com/biometrics-mobile-phone-market-grow-500-percent-2015.

2

THE OFFERING

Units offered:	1,000,000 units, each unit consisting of one share of common stock and a warrant to purchase one share of common stock. The units may be separable only upon the request of a holder. Each warrant will have an initial exercise price of $1.00 per share, will be exercisable upon separation of the units and will expire on December 31, 2015.

Common stock outstanding prior to this offering:	21,136,000 shares of common stock

Common stock to be outstanding after this offering:	22,136,000 shares of common stock.(1)(2)

Market for Common Stock	There is no public market for our common stock. We intend to seek a market maker to file an application on our behalf to have our common stock quoted on the Over-the-Counter Bulletin Board. Currently no application has been filed by a market maker on our behalf. There is no assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of proceeds:	Product Development; marketing; and general corporate-working capital purposes. For a more complete description of our anticipated use of proceeds from this offering, see “Use of Proceeds.”

Risk factors:	See “Risk Factors” beginning on page 5 and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our common stock.

No minimum:	There is no minimum number of units that must be sold in order to close this Offering. All proceeds received by the Company will be placed into our operating account for our use. There is no escrow being established to hold funds of investors pending a closing.

Duration of the Offering:

The Offering will be for a period of 30 days from the date that this registration statement is declared effective and may be extended for an additional 30 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the Maximum Offering.

The Selling Stockholder may sell their stock until all their shares have been sold or 180 days from the date that this registration statement is declared effective, whichever is longer.

(1)	Includes $1,000,000 of shares to be issued in this offering at an assumed public offering price of $1.00 per share, but does not include common stock to be issued upon the exercise of warrants being offered hereunder.

(2)	Does not include shares being offered by the selling stockholders pursuant to the secondary offering prospectus.
3

SELECTED SUMMARY FINANCIAL DATA

The following table summarizes the relevant historical financial data for our business and should be read together with the information in the section titled "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes, which are included in this prospectus.

Our financial status creates substantial doubt whether we will continue as a going concern.

Consolidated Statements of Operations

	Year ended December 31, 2012	Period from Inception (February 14, 2011) to December 31, 2011
Revenues	$251,375	$0
Total expenses	$445,590	$14,661
Net loss	$194,215	$14,661

Net Loss per common share, basic and diluted	$(0.01)	$(0.00)
Weighted average common shares outstanding, basic and diluted	20,197,478	20,000,000

Consolidated Balance Sheet Data

	December 31, 2012	December 31, 2011
Total assets	$137,703	$339
Total liabilities	$144,279	$5,000
Stockholders’ deficit	$(6,576)	$(4,661)
Total liabilities and stockholders’ deficit	$137,703	$339

4

RISK FACTORS

An investment in our securities involves a high degree of risk and should not be purchased by anyone who cannot afford to lose their entire investment. You should consider carefully the material risks set forth in this section, together with the other information contained in this prospectus, before making a decision to invest in our securities. Our business, operating results and financial condition could be seriously harmed and you could lose your entire investment by the occurrence of any of the following material risks.

Risks Related to the Company and Our Business

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a going concern.

For the year ended December 31, 2012, we incurred net losses of $194,215. As of December 31, 2012, our total stockholders’ deficit was $6,576 and we had working capital of $66,541. Primarily as a result of our losses and limited cash balances, our independent registered public accounting firm has included in its report for the year ended December 31, 2012 an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is contingent upon, among other factors, the sale of the shares of our common stock and warrants in this offering or obtaining alternate financing. If we are not able to complete this offering or obtain alternate financing, we may be forced to limit or cease our operations.

We are uncertain of our ability to continue as a going concern, indicating the possibility that we may not be able to operate in the future.

To date, we have completed only the initial stages of our business plan and we can provide no assurance that we will be able to generate a sufficient amount of revenue, if at all, from our business in order to achieve profitability.  It is not possible for us to predict at this time the potential success of our business. The revenue and income potential of our proposed business and operations are currently unknown. If we cannot continue as a viable entity, you may lose some or all of your investment in our Company.

Because we are an early stage company, we expect to incur significant additional operating losses.

The Company is a recently organized Delaware corporation. The amount of future losses and when, if ever, we will achieve profitability are uncertain. Our current products have not generated significant commercial revenue for our Company and there can be no guarantee that we can generate sufficient revenues from the commercial sale of our products in the near future to fund our ongoing capital needs.

We have a limited operating history upon which you can gauge our ability to obtain profitability.

We have a limited operating history and our business and prospects must be considered in light of the risks and uncertainties to which early stage companies are exposed. We cannot provide assurances that our business strategy will be successful or that we will successfully address those risks and the risks described herein. Most important, if we are unable to secure future capital, we may be unable to continue our operations. We may incur losses on a quarterly or annual basis for a number of reasons, some of which may be outside our control.

As an emerging growth company within the meaning of the Securities Act, we will utilize certain modified disclosure requirements, and we cannot be certain if these reduced requirements will make our common stock less attractive to investors.

We are an emerging growth company within the meaning of the rules under the Securities Act. We have in this prospectus utilized, and we plan in future filings with the SEC to continue to utilize, the modified disclosure requirements available to emerging growth companies, including reduced disclosure about our executive compensation and omission of compensation discussion and analysis, and an exemption from the requirement of holding a nonbinding advisory vote on executive compensation. In addition, we will not be subject to certain requirements of Section 404 of the Sarbanes-Oxley Act, including the additional testing of our internal control over financial reporting as may occur when outside auditors attest as to our internal control over financial reporting, and we have elected to delay adoption of new or revised accounting standards applicable to public companies. As a result, our stockholders may not have access to certain information they may deem important.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We could remain an ‘‘emerging growth company’’ for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a ‘‘large accelerated filer’’ as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

5

We have not performed an evaluation of our internal control over financial reporting, such as required by Section 404 of the Sarbanes-Oxley Act, nor have we engaged our independent registered public accounting firm to perform an audit of our internal control over financial reporting as of any balance sheet date or for any period reported in our financial statements. Had we performed such an evaluation or had our independent registered public accounting firm performed an audit of our internal control over financial reporting, material weaknesses, in addition to those discussed above, may have been identified. For so long as we qualify as an “emerging growth company” under the JOBS Act, which may be up to five years following this offering, we will not have to provide an auditor’s attestation report on our internal controls in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. During the course of the evaluation, documentation or attestation, we or our independent registered public accounting firm may identify weaknesses and deficiencies that we may not otherwise identify in a timely manner or at all as a result of the deferred implementation of this additional level of review.

If we cannot obtain additional capital required to finance our research and development efforts, our business may suffer and you may lose the value of your investment.

We may require additional funds to further execute our business plan and expand our business. If we are unable to obtain additional capital when needed, we may have to restructure our business or delay or abandon our development and expansion plans. If this occurs, you may lose part or all of your investment.

We will have ongoing capital needs as we expand our business.  If we raise additional funds through the sale of equity or convertible securities, your ownership percentage of our common stock will be reduced. In addition, these transactions may dilute the value of our common stock.  We may have to issue securities that have rights, preferences and privileges senior to our common stock.  The terms of any additional indebtedness may include restrictive financial and operating covenants that would limit our ability to compete and expand. There can be no assurance that we will be able to obtain the additional financing we may need to fund our business, or that such financing will be available on terms acceptable to us.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial or other resources to maintain or improve our competitive position.

A number of other companies engage in the business of developing applications for facial recognition for access control. The market for biometric security products is intensely competitive, and we expect competition to increase in the future from established competitors and new market entrants. Our current competitors include both emerging or developmental stage companies such as ourselves as well as larger companies. Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as:

•	Greater name recognition and longer operating histories;

•	Larger sales and marketing budgets and resources;

•	Broader distribution and established relationships with distribution partners and end-customers;

•	Greater customer support resources;

•	Greater resources to make acquisitions;

•	Larger and more mature intellectual property portfolios; and

•	Substantially greater financial, technical, and other resources.

In addition, some of our larger competitors have substantially broader product offerings and leverage their relationships based on other products or incorporate functionality into existing products to gain business in a manner that discourages users from purchasing our products, including through selling at zero or negative margins, product bundling, or closed technology platforms. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering by our competitors or continuing market consolidation. New start-up companies that innovate and large competitors that are making significant investments in research and development may invent similar or superior products and technologies that compete with our products and technology. Our current and potential competitors may also establish cooperative relationships among themselves or with third parties that may further enhance their resources.

6

Our markets are subject to technological change and our success depends on our ability to develop and introduce new products.

Each of the governmental and commercial markets for our products is characterized by:

•	Changing technologies;

•	Changing customer needs;

•	Frequent new product introductions and enhancements;

•	Increased integration with other functions; and

•	Product obsolescence.

Our success will be dependent in part on the design and development of new products. To develop new products and designs for our target markets, we must develop, gain access to and use leading technologies in a cost-effective and timely manner and continue to expand our technical and design expertise. The product development process is time-consuming and costly, and there can be no assurance that product development will be successfully completed, that necessary regulatory clearances or approvals will be granted on a timely basis, or at all, or that the potential products will achieve market acceptance. Our failure to develop, obtain necessary regulatory clearances or approvals for, or successfully market potential new products could have a material adverse effect on our business, financial condition and results of operations.

Claims by others that we infringe their intellectual property rights could increase our expenses and delay the development of our business. As a result, our business and financial condition could be harmed.

Our industries are characterized by the existence of a large number of patents and frequent claims and related litigation regarding patent and other intellectual property rights. We cannot be certain that our products do not and will not infringe issued patents, patents that may be issued in the future, or other intellectual property rights of others.

We do not have the resources to conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and, in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect our intellectual property rights adequately.

Our ability to compete for government contracts is affected, in part, by our ability to protect our intellectual property rights. We rely on a combination of patents, trademarks, copyrights, trade secrets, confidentiality procedures and non-disclosure and licensing arrangements to protect our intellectual property rights. Despite these efforts, we cannot be certain that the steps we take to protect our proprietary information will be adequate to prevent misappropriation of our technology or protect that proprietary information. The validity and breadth of claims in technology patents involve complex legal and factual questions and, therefore, may be highly uncertain. Nor can we assure you that, if challenged, our patents will be found to be valid or enforceable, or that the patents of others will not have an adverse effect on our ability to do business. In addition, the enforcement of laws protecting intellectual property may be inadequate to protect our technology and proprietary information.

We may not have the resources to assert or protect our rights to our patents and other intellectual property. Any litigation or proceedings relating to our intellectual property, whether or not meritorious, will be costly and may divert the efforts and attention of our management and technical personnel.

7

We also rely on other unpatented proprietary technology, trade secrets and know-how and no assurance can be given that others will not independently develop substantially equivalent proprietary technology, techniques or processes, that such technology or know-how will not be disclosed or that we can meaningfully protect our rights to such unpatented proprietary technology, trade secrets, or know-how. Although intend to enter into non-disclosure agreements with our employees and consultants, there can be no assurance that such non-disclosure agreements will provide adequate protection for our trade secrets or other proprietary know-how.

Our success will depend, in part, on our ability to obtain new patents.

To date, we have licensed twenty-two (22) United States patents issued and our success will depend, in part, on our ability to obtain patent and trade secret protection for proprietary technology that we may develop in the future. No assurance can be given that any pending or future patent applications will issue as patents, that the scope of any patent protection obtained will be sufficient to exclude competitors or provide competitive advantages to us, that any of our patents will be held valid if subsequently challenged or that others will not claim rights in or ownership of the patents and other proprietary rights held by us.

Furthermore, there can be no assurance that our competitors have not or will not independently develop technology, processes or products that are substantially similar or superior to ours, or that they will not duplicate any of our products or design around any patents issued or that may be issued in the future to us. In addition, whether or not patents are issued to us, others may hold or receive patents which contain claims having a scope that covers products or processes developed by us.

We may not have the resources to adequately defend any patent infringement litigation or proceedings. Any such litigation or proceedings, whether or not determined in our favor or settled by us, is costly and may divert the efforts and attention of our management and technical personnel. In addition, we may be required to obtain licenses to patents or proprietary rights from third parties. There can be no assurance that such licenses will be available on acceptable terms if at all. If we do not obtain required licenses, we could encounter delays in product development or find that the development, manufacture or sale of products requiring such licenses could be foreclosed. Accordingly, challenges to our intellectual property, whether or not ultimately successful, could have a material adverse effect on our business and results of operations.

We rely on a third party for licenses relating to a critical component of our technology. The failure of such licensor would materially and adversely affect our business and product offerings.

We currently license technology for a critical component of our current product offerings from a third party. The third party’s independent registered public accounting firm included an explanatory paragraph in its audit report as it relates to the third party’s ability to continue as a going concern in its recent financial statement. In the event that our licensor were to fail, it could impact our license arrangement and impede our ability to further commercialize our technology. In the event we were to lose our license or our license were to be renegotiated as a result of our licensor’s failure, our ability to manage our business would suffer and it would significantly harm our business, operating results and financial condition.

Our future success depends on the continued service of management, engineering and sales personnel and our ability to identify, hire and retain additional personnel.

Our success depends, to a significant extent, upon the efforts and abilities of members of senior management. We have entered into an employment agreement with our Chief Executive Officer, but have not entered into an employment agreement with our Chief Technology Officer and have no current plans to use employment agreements as a tool to attract and retain new hires that we may make of key personnel in the future. The loss of the services of one or more of our senior management or other key employees could adversely affect our business. We do not currently maintain key person life insurance on any of our officers, employees or consultants, but are in the process of attempting to obtain such insurance on our senior most personnel. There is no guarantee we will be able to obtain such insurance or if we are able to obtain such insurance to do so on acceptable terms to us.

There is intense competition for qualified employees in our industry, particularly for highly skilled design, applications, engineering and sales people. We may not be able to continue to attract and retain developers, managers, or other qualified personnel necessary for the development of our business or to replace qualified individuals who may leave us at any time in the future. Our anticipated growth is expected to place increased demands on our resources, and will likely require the addition of new management and engineering staff as well as the development of additional expertise by existing management employees. If we lose the services of or fail to recruit engineers or other technical and management personnel, our business could be harmed.

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The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. If we fail to do so, or if in the future our chief executive officer, chief financial officer or independent registered public accounting firm determines that our internal controls over financial reporting are not effective as required, we could be subject to sanctions or investigations by the SEC or other regulatory authorities. Furthermore, investor perceptions of our company may suffer, and this could cause a decline in the market price of our common stock. Irrespective of compliance with the applicable Sarbanes-Oxley provisions, any failure of our internal controls could have a material adverse effect on our stated results of operations and harm our reputation. If we are unable to implement these changes effectively or efficiently, it could harm our operations, financial reporting or financial results and could result in an adverse opinion on internal controls from our independent auditors. We may need to hire a number of additional employees with public accounting and disclosure experience in order to meet our ongoing obligations as a public company, which will increase costs. Our management team and other personnel will need to devote a substantial amount of time to new compliance initiatives and to meeting the obligations that are associated with being a public company, which may divert attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operation.

We do not have a majority of independent directors on our Board and the Company has not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of two individuals, one of whom is also our executive officer. Although our independent director oversees all significant corporate matters such as the approval of terms of the compensation of our executive officers and the oversight of the accounting functions, our Chief Executive Officer currently owns a majority of our stock, which could enable him to elect another director in the place of our independent director.

Although we have adopted a Code of Ethical Conduct, we have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have a majority independent directors on our board. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurance that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominee may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

Periods of rapid growth and expansion could place a significant strain on our resources, including our employee base, which could negatively impact our operating results.

We may experience periods of rapid growth and expansion, which may place significant strain and demands on our management, our operational and financial resources, customer operations, research and development, marketing and sales, administrative, and other resources. To manage our possible future growth effectively, we will be required to continue to improve our management, operational and financial systems. Future growth would also require us to successfully hire, train, motivate and manage our employees. In addition, our continued growth and the evolution of our business plan will require significant additional management, technical and administrative resources. If we are unable to manage our growth successfully we may not be able to effectively manage the growth and evolution of our current business and our operating results could suffer.

We depend on a contract manufacturer, and our production and products could be harmed if it is unable or unwilling to meet our volume and quality requirements and alternative sources are not available.

We rely on contract manufacturers to provide manufacturing services for our products. If these services become unavailable, we would be required to identify and enter into an agreement with a new contract manufacturer or take the manufacturing in-house. The loss of our contract manufacturer could significantly disrupt production as well as increase the cost of production, thereby increasing the prices of our products. These changes could have a material adverse effect on our business and results of operations.

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Our insiders and affiliated parties beneficially own a significant portion of our stock.

As of the date of this prospectus, our executive officers, directors, and affiliated parties beneficially own approximately 93 % of our common stock. Assuming all of the $1,000,000 Units are sold in the Offering (but not assuming the exercise of the warrant component of the Units), our executive officers, directors, and affiliated persons will beneficially own approximately 89% of our common stock. As a result, our executive officers, directors and affiliated parties will have significant influence to:

•	Elect or defeat the election of our directors;

•	Amend or prevent amendment of our certificate of incorporation or bylaws;

•	Effect or prevent a merger, sale of assets or other corporate transaction; and

•	Affect the outcome of any other matter submitted to the stockholders for vote.

In addition, any sale of a significant amount of our common stock held by our directors and executive officers, or the possibility of such sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing any gains from our common stock.

We are presently a small company with limited resources and personnel to establish a comprehensive system of internal controls. If we fail to maintain an effective system of internal controls, we would not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our brand and operating results would be harmed. We may in the future discover areas of our internal controls that need improvement. For example, because of size and limited resources, our external auditors may determine that we lack the personnel and infrastructure necessary to properly carry out an independent audit function.  Although we believe that we have adequate internal controls for a company with our size and resources, we are not certain that the measures that we have in place will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, would harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls would also cause investors to lose confidence in our reported financial information, which would have a negative effect on our company and, if a public market develops for our securities, the trading price of our stock .

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with U.S. generally accepted accounting principles. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

Prior to the completion of this offering, we have been a private company with limited accounting personnel and other resources to address our internal control over financial reporting. If we are unable to successfully implement and maintain effective internal controls over financial reporting we risk being unable to produce accurate and timely financial statements, our stock price may be adversely affected.

If we do not effectively manage changes in our business, these changes could place a significant strain on our management and operations.

Our ability to grow successfully requires an effective planning and management process.  The expansion and growth of our business could place a significant strain on our management systems, infrastructure and other resources.  To manage our growth successfully, we must continue to improve and expand our systems and infrastructure in a timely and efficient manner.  Our controls, systems, procedures and resources may not be adequate to support a changing and growing company.  If our management fails to respond effectively to changes and growth in our business, including acquisitions, this could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

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Risks Related To Our Biometric Recognition Applications and Related Products

Our biometric products and technologies may not be accepted by the intended commercial consumers of our products, which could harm our future financial performance.

There can be no assurance that our biometric systems will achieve wide acceptance by commercial consumers of such security-based products, and market acceptance generally. The degree of market acceptance for products and services based on our technology will also depend upon a number of factors, including the receipt and timing of regulatory approvals, if any, and the establishment and demonstration of the ability of our proposed device to provide the level of security in an efficient manner and at a reasonable cost. Our failure to develop a commercial product to compete successfully with existing security technologies could delay, limit or prevent market acceptance. Moreover, the market for new biometric-based security systems is largely undeveloped, and we believe that the overall demand for mobile biometric-based security systems technology will depend significantly upon public perception of the need for such a level of security. There can be no assurance that the public will believe that our level of security is necessary or that private-industry will actively pursue our technology as a means to solve their security issues. Long-term market acceptance of our products and services will depend, in part, on the capabilities, operating features and price of our products and technologies as compared to those of other available products and services. As a result, there can be no assurance that currently available products, or products under development for commercialization, will be able to achieve market penetration, revenue growth or profitability.

Our biometric applications may become obsolete if we do not effectively respond to rapid technological change on a timely basis.

The biometric identification and personal identification industries are characterized by rapid technological change, frequent new product innovations, changes in customer requirements and expectations and evolving industry standards. If we are unable to keep pace with these changes, our business may be harmed. Products using new technologies, or emerging industry standards, could make our technologies less attractive. If addition, we may face unforeseen problems when developing our products, which could harm our business. Furthermore, our competitors may have access to technologies not available to us, which may enable them to produce products of greater interest to consumers or at a more competitive cost.

Our biometric applications are new and our business model is evolving.  Because of the new and evolving nature of facial recognition technology, it is difficult to predict the size of this specialized market, the rate at which the market for our facial recognition application will grow or be accepted, if at all, or whether other facial recognition technologies will render our applications less competitive or obsolete.  If the market for our biometric applications fails to develop or grows slower than anticipated, we would be significantly and materially adversely affected.

If our products and services do not achieve market acceptance, we may never have significant revenues or any profits.

If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and earnings goals within the time we have projected, or at all, which would have a detrimental effect on our business.  As a result, the value of your investment could be significantly reduced or completely lost.

We may in the future experience competition from other facial recognition application developers.

Competition in the development of facial recognition is expected to become more intense.  Competitors range from university-based research and development graphics labs to development-stage companies and major domestic and international companies.  Many of these entities have financial, technical, marketing, sales, distribution and other resources significantly greater than those of our company.  There can be no assurance that we can continue to develop our biometric technologies or that present or future competitors will not develop technologies that render our biometric applications obsolete or less marketable or that we will be able to introduce new products and product enhancements that are competitive with other products marketed by industry participants.

We may fail to create new applications for our products and enter new markets, which would have an adverse effect on our operations, financial condition and prospects .

Our future success depends in part on our ability to develop and market our technology for applications other than those currently intended. If we fail in these goals, our business strategy and ability to generate revenues and cash flow would be significantly impaired. We intend to expend significant resources to develop new technology, but the successful development of new technology cannot be predicted and we cannot guarantee we will succeed in these goals.

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Our products may have defects, which could damage our reputation, decrease market acceptance of our products, cause us to lose customers and revenue and result in costly litigation or liability.

Our products may contain defects for many reasons, including defective design or manufacture, defective material or software interoperability issues. Products as complex as those we offer, frequently develop or contain undetected defects or errors. Despite testing defects or errors may arise in our existing or new products, which could result in loss of revenue, market share, failure to achieve market acceptance, diversion of development resources, injury to our reputation, and increased service and maintenance cost. Defects or errors in our products and solutions might discourage customers from purchasing future products. Often, these defects are not detected until after the products have been shipped. If any of our products contain defects or perceived defects or have reliability, quality or compatibility problems or perceived problems, our reputation might be damaged significantly, we could lose or experience a delay in market acceptance of the affected product or products and might be unable to retain existing customers or attract new customers. In addition, these defects could interrupt or delay sales. In the event of an actual or perceived defect or other problem, we may need to invest significant capital, technical, managerial and other resources to investigate and correct the potential defect or problem and potentially divert these resources from other development efforts. If we are unable to provide a solution to the potential defect or problem that is acceptable to our customers, we may be required to incur substantial product recall, repair and replacement and even litigation costs. These costs could have a material adverse effect on our business and operating results.

We will provide warranties on certain product sales and allowances for estimated warranty costs are recorded during the period of sale. The determination of such allowances requires us to make estimates of product return rates and expected costs to repair or to replace the products under warranty. We will establish warranty reserves based on our best estimates of warranty costs for each product line combined with liability estimates based on the prior twelve months’ sales activities. If actual return rates and/or repair and replacement costs differ significantly from our estimates, adjustments to recognize additional cost of sales may be required in future periods. In addition, because our customers rely on secure authentication and identification of cardholder to prevent unauthorized access to programs, PC’s, networks, or facilities, a malfunction of or design defect in its products (or even a perceived defect) could result in legal or warranty claims against us for damages resulting from security breaches. If such claims are adversely decided against us, the potential liability could be substantial and have a material adverse effect on our business and operating results. Furthermore, the possible publicity associated with any such claim, whether or not decided against us, could adversely affect our reputation. In addition, a well-publicized security breach involving smart card-based or other security systems could adversely affect the market’s perception of products like ours in general, or our products in particular, regardless of whether the breach is actual or attributable to our products. Any of the foregoing events could cause demand for our products to decline, which would cause its business and operating results to suffer.

Risks Related to the Market

We may not be able to access the equity or credit markets.

We face the risk that we may not be able to access various capital sources including investors, lenders, or suppliers. Failure to access the equity or credit markets from any of these sources could have a material adverse effect on the Company’s business, financial condition, results of operations, and future prospects.

Persistent global economic trends could adversely affect our business, liquidity and financial results.

Persistent global economic conditions, particularly the scarcity of capital available to smaller businesses, could adversely affect us, primarily through limiting our access to capital and disrupting our clients’ businesses.  In addition, continuation or worsening of general market conditions in economies important to our businesses may adversely affect our clients’ level of spending and ability to obtain financing, leading to us being unable to generate the levels of sales that we require.  Current and continued disruption of financial markets could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

We may seek or need to raise additional funds. Our ability to obtain financing for general corporate and commercial purposes or acquisitions depends on operating and financial performance, and is also subject to prevailing economic conditions and to financial, business and other factors beyond our control. The global credit markets and the financial services industry have been experiencing a period of unprecedented turmoil characterized by the bankruptcy, failure or sale of various financial institutions. An unprecedented level of intervention from the U.S. and other governments has been seen. As a result of such disruption, our ability to raise capital may be severely restricted and the cost of raising capital through such markets or privately may increase significantly at a time when we would like, or need, to do so. Either of these events could have an impact on our flexibility to fund our business operations, make capital expenditures, pursue additional expansion or acquisition opportunities, or make another discretionary use of cash and could adversely impact our financial results.

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Continuing disruption in the global financial markets as a result of the ongoing global financial uncertainty may cause consumers, businesses and governments to defer purchases in response to tighter credit, decreased cash availability and declining consumer confidence. Accordingly, demand for our products could decrease and differ materially from their current expectations. Further, some of our customers may require substantial financing in order to fund their operations and make purchases from us. The inability of these customers to obtain sufficient credit to finance purchases of our products and meet their payment obligations to us or possible insolvencies of our customers could result in decreased customer demand, an impaired ability for us to collect on outstanding accounts receivable, significant delays in accounts receivable payments, and significant write-offs of accounts receivable, each of which could adversely impact our financial results.

Risks Relating to our Common Stock and this Offering

There is currently no public market for our common stock, and there can be no assurance that any public market will develop or that our common stock will be quoted for trading.

There is currently no public market for our common stock and there can be no assurance that an active trading market for the common stock offered herein will develop after this Offering, or, if developed, be sustained. We are in the process of identifying a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for the market maker’s application to be accepted.  We do not currently have a market maker who has formally committed to and commenced this application process on our behalf. Furthermore, even if a market maker submits an application to have our stock quoted on the Over-the-Counter Bulletin Board, there can be no assurance as to whether we will meet the requisite criteria or that such application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our common stock is not eligible for initial quotation, or if quoted, is not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling or be unable to sell their stock should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of $1,000,000 of shares of common stock in this offering as part of the Units at an assumed public offering price of $1.00 per share, investors in this offering can expect an immediate dilution of $0.956 per share, or 96% at the assumed public offering price. To the extent that the warrants underlying the Units are ultimately converted or exercised, you will sustain further dilution. We may also acquire other technologies or finance strategic alliances by issuing equity, which may result in additional dilution to our stockholders.

We could issue “blank check” preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights, and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors.  Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders.  The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control.  For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

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If you are not an institutional investor, you may only purchase the Units being offered in this Offering if you reside within the states in which we will apply to have the securities registered or are exempt from registration, and, if required, meet any requisite suitability standards.

If FINRA approves the market maker application we will not be listed on a national securities exchange. Therefore, this Offering must be registered, or be exempt from registration, in any state in which the Units are to be offered or sold. We will apply to register the securities comprising the Units, or will seek to obtain an exemption from registration, only in certain states. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the Offering. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. If you are not an institutional investor, you may purchase securities in this Offering only if you reside in the jurisdictions where there is an effective registration or exemption, and, if required, meet any requisite suitability standards.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this prospectus.

If you purchase Units in this Offering, which includes our shares of our common stock and/or warrants, you may not be able to resell the shares and/or warrants in a certain state unless and until the shares of our common stock or warrants are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock or warrants for secondary trading, or identifying an available exemption for secondary trading in our common stock or warrants in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

Blue sky laws may limit your ability to sell your shares. If the state laws are not followed, you will not be able to sell your shares and you may lose your investment

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for quoting on the OTCBB, investors should consider any secondary market for the Company's securities to be limited. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

 There may be substantial sales of our common stock under the selling stockholder resale prospectus after the effective date of this registration statement, which could cause our stock price to drop.

The registration statement of which this prospectus forms a part also registers on behalf of selling stockholders a total of 1,076,000 shares of our common stock purchased from us in a private placement that was completed in January 2013.  There are currently no agreements or understandings in place with these selling stockholders to restrict their sale of those shares after the effective date of this registration statement.  Sales of a substantial number of shares of our common stock by the selling stockholders at such time could cause the market price of our common stock to drop (possibly below the price offered in this offering) and could impair our ability to raise capital in the future by selling additional securities.

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Public company compliance may make it more difficult to attract and retain officers and directors.

Various laws and regulations that affect public companies increase compliance costs relative to private companies.  As a public company, we expect these rules and regulations to increase our compliance costs in 2013 relative to our current compliance costs and to make certain activities more time consuming and costly.  As a public company, we also expect that new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers.

Our stock price may be volatile.

The stock market in general, and the stock prices of emerging technology-based companies in particular, have experienced volatility that often has been unrelated to the operating performance of any specific public company.  Even if our shares are quoted for trading on the Over-the-Counter Bulletin Board following this Offering and a public market develops for our common stock, the market price of our common stock may become highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	Changes in our industry;

•	Competitive pricing measures;

•	Our ability to obtain capital or capital on reasonable terms;

•	Additions or departures of key personnel;

•	Our announcements of the achievement of milestones;

•	Limited “public float” in the hands of a small number of persons who sales or lack of sales could result in positive or negative pricing measure on the market prices of our common stock;

•	Expiration of any applicable holding periods or registration of unregistered securities issued by us;

•	Sales of our common stock or termination of stock transfer restrictions;

•	Our ability to execute our business plan;

•	Operating results that fall below expectations;

•	Loss of any strategic relationship or significant license agreement;

•	Regulatory developments; and

•	Economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

We arbitrarily determined the price of the Units to be sold pursuant to this prospectus, and such price may not reflect the actual market price for the securities.

The initial offering price of $1.00 per Unit (including the price of each of the common stock and warrant comprising the Unit) offered pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this Offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. Worldwide capital markets have experienced extreme price and volume fluctuations in recent years and smaller companies, particularly emerging companies, are most vulnerable. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management’s attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for certain customers. FINRA requirements will likely make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock will be deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

Our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on a national securities exchange and trades at less than $5.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are forward-looking statements that involve risks and uncertainties. In some cases, you can identify forward-looking statements by our use of words such as “may,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” or the negative or other variations of these words and other similar words. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, those discussed in more detail under the heading “Risk Factors” and elsewhere in this prospectus.

Our forward-looking statements are based on our current expectations, intentions and beliefs as of the date of this prospectus. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date of this prospectus, we cannot guarantee future results, acquisitions of new creditor clients, settlement volumes or amounts, levels of activity, performance or achievements or other future events. You should not place undue reliance on our forward-looking statements. Some of the important factors that could cause our actual results, performance or financial condition to differ seriously from expectations are:

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•	Our ability to raise additional funding;

•	Our ability to maintain and grow our business;

•	Variability of operating results;

•	Our ability to maintain and enhance our brand;

•	Our expansion and development of new products and services;

•	Marketing and other business development initiatives;

•	Competition in industry;

•	General government regulation;

•	Economic conditions;

•	Dependence on key personnel;

•	The ability to attract, hire and retain personnel who possess skills and experience necessary to meet the service requirements of our clients;

•	Our ability to protect our intellectual property;

•	The potential liability with respect to actions taken by our existing and past employees;

•	Risks associated with international sales; and

•	Other risks described in this prospectus and in our other filings with the SEC.

USE OF PROCEEDS

We estimate that we will receive net proceeds of $934,444 from the sale of $1,000,000 of Units being offered at an assumed public offering price of $1.00 per Unit after deducting $65,556 for expenses associated with this offering. The net proceeds received do not include the exercise of any of the warrants that are issued as a part of the Units. If we engage broker-dealers to assist us in selling Units pursuant to this prospectus, we will incur additional costs associated with this offering. The tables provided immediately below assume four basic scenarios: (a) that we raise the maximum amounts called for under the Offering; (b) that we raise only $750,000 (or 75%) of the maximum amounts assumed in this Offering; (c) that we raise only $500,000 (or 50%) of the maximum amounts assumed in this Offering; and finally (d) that we raise only $250,000 (or 25%) of the maximum amounts assumed in this Offering. These tables assume that we are able to sell all the Units without the assistance of a broker dealer. Assuming such facts, we intend to use the net proceeds of the offering as follows:

Scenario 1: Assuming No Broker Dealer Participation and Maximum Amount Raised:

	Application of Net Proceeds	Percentage of Net Proceeds
Sales and customer relations(1)	$150,000	16%
Marketing(2)	150,000	16%
Technology, Research, and Product Development(3)	300,000	32%
Working capital and general corporate purposes(4)	334,444	36%
Total	$934,444	100.0%

(1) Includes the hiring of additional sales personnel.

(2) Includes expenditures associated with social networking and promotion.

(3) Consists of costs anticipated to be incurred in connection with the development of the MobileBio™ products.

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(4) Working capital and general corporate purposes include amounts required to pay officers' salaries and incentive bonuses, professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses including interest, payment of short-term notes and overhead. See “Risk Factors - Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and we may use the net proceeds in ways with which you disagree.”

Scenario 2: Assuming No Broker Dealer Participation and proceeds of $750,000:

	Application of Net Proceeds	Percentage of Net Proceeds
Sales and customer relations(1)	$100,000	15%
Marketing(2)	100,000	15%
Technology, Research, and Product Development(3)	250,000	37%
Working capital and general corporate purposes(4)	234,444	33%
Total(5)	$684,444	100.0%

(1) Includes the hiring of additional sales personnel.

(2) Includes expenditures associated with social networking and promotion.

(3) Consists of costs anticipated to be incurred in connection with the development of the MobileBio™ products.

(4) Working capital and general corporate purposes include amounts required to pay officers' salaries and incentive bonuses, professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses including interest, payment of short-term notes and overhead.

(5) After deducting $65,556 for expenses associated with this offering

Scenario 3: Assuming No Broker Dealer Participation and proceeds of $500,000:

	Application of Net Proceeds	Percentage of Net Proceeds
Sales and customer relations	$–	0%
Marketing	–	0%
Technology, Research, and Product Development(1)	200,000	46%
Working capital and general corporate purposes(2)	234,444	54%
Total (3)	$434,444	100.0%

(1) Consists of costs anticipated to be incurred in connection with the development of the MobileBio™ products.

(2) Working capital and general corporate purposes include amounts required to pay officers' salaries, professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses including interest, payment of short-term notes and overhead.

(3) After deducting $65,556 for expenses associated with this offering

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Scenario 4: Assuming No Broker Dealer Participation and proceeds of $250,000:

	Application of Net Proceeds	Percentage of Net Proceeds
Sales and customer relations	$–	0%
Marketing	–	0%
Technology, Research, and Product Development(1)	150,000	81%
Working capital and general corporate purposes(2)	34,444	19%
Total (3)	$184,444	100.0%

(1) Consists of costs anticipated to be incurred in connection with the development of the MobileBio™ products.

(2) Working capital and general corporate purposes include amounts required to pay officers' salaries, professional fees, ongoing public reporting costs, office-related expenses and other corporate expenses including interest, payment of short-term notes and overhead.

(3) After deducting $65,556 for expenses associated with this offering

Pending use of the proceeds of this Offering, we will invest the net proceeds of this offering in short-term, investment grade, interest-bearing instruments. We currently anticipate that, if we are successful in raising, net proceeds of at least $800,000 in this Offering, together with our currently available funds, such amount will be sufficient to meet our anticipated needs for working capital and capital expenditures through at least 12 months following the closing of this Offering. In the event that we raise less than $800,000, our use of funds will be consistent with the Scenarios 2-4 immediately above. As detailed in Scenarios 2-4 immediately above, our failure to raise $800,000 in this Offering will delay our marketing and sales efforts and substantially curtail our ability to execute on our business plan. For further explanation of the risks associated with our inability to raise the maximum amounts called for in this offering please see the Risk Factors commencing on Page 5 of this prospectus.

The allocation of the net proceeds of this offering set forth above represents our best estimates based upon our current plans and assumptions regarding industry and general economic conditions and our future revenues and expenditures. If any of these factors change, it may be necessary or advisable for us to reallocate some of the proceeds within the above-described categories or to use portions for other purposes. Investors will be relying on the judgment of our management regarding application of the net proceeds of this offering.

In the event we engage a broker-dealer to distribute the Units being offered herein we will be required to file a post-effective amendment describing the change in the Plan of Distribution.

DILUTION

Our pro forma net tangible book value as of December 31, 2012 was ($6,576) or ($0.00) per share of common stock, based upon 20,752,000 shares outstanding as of that date. Subsequent to December 31, 2012 but prior to the date of this offering, we sold 204,000 shares of common stock at $0.25 per share resulting in proceeds of $51,000 and issued 180,000 shares for services valued at $0.25 per share, or $45,000 . As a result of these issuances, our proforma net tangible book value immediately prior to this offering was $0.002, based upon 21,136,000 shares outstanding and a proforma net tangible book value of $44,424. Net tangible book value per share is determined by dividing such number of outstanding shares of common stock, into our net tangible book value, which is our total tangible assets less total liabilities. After giving effect to the sale of the Units in this offering and after deducting estimated expenses of this offering, our pro forma as adjusted net tangible book value immediately after this offering would have been approximately $978,868, or $0.044 per share, assuming no broker participation. This represents an immediate increase in net tangible book value of approximately $0.042 per share to our existing stockholders, and an immediate dilution of $0.956 per share to investors purchasing Units in the Offering (or 96% at the assumed public offering price) .

The following table illustrates the pro forma increase in net tangible book value to existing stockholders and the dilution per share to new investors:

Assumed public offering price per Unit	$1.00
Net tangible book value per share as of December 31, 2012	$(0.00)
Value of common shares issued subsequent to December 31, 2012 but immediately prior to this offering	$0.25
Net tangible book value giving effect to the subsequent issuance but before this offering	$0.002
Pro forma net tangible book value per share as of December 31, 2012, taking into account subsequent issuances and after giving effect to this offering	$0.044
Pro forma dilution per share to new investors in this offering	$(0.956)

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The foregoing illustration does not reflect potential dilution from the exercise of warrants to purchase an aggregate of 1,000,000 shares of our common stock issued pursuant to this offering. Additionally, we have a Convertible Note (the “Note”) in the amount of $150,000 outstanding which accrues interest at the annual rate of 12% and is repayable in full in two years if it has not been converted. The holder has the option to convert the outstanding principal and interest on the Note into common stock of the Company at a discount of 25% to the lowest price paid by other investors in a future offering.

CAPITALIZATION

The table below sets forth our long term liabilities and capitalization as of December 31, 2012. The as adjusted information gives effect to the receipt of net proceeds of approximately $934,444 (assuming no broker-dealer participation) from the sale of $1,000,000 of Units at an assumed public offering price of $1.00 per Unit.

	As of December 31, 2012
	Actual	As Adjusted for Subsequent Offerings and this Offering
		(unaudited)
Total Liabilities	$75,000	$150,000
Common stock, $.0001 par value; 100,000,000 shares authorized; 20,752,000 issued and outstanding; As adjusted 22,136,000 issued and outstanding	2,076	2,214
Additional paid-in capital	200,224	1,230,530
Accumulated deficit	(208,876)	(208,876)
Total stockholders' (deficit) equity	(6,576)	1,023,868
Total capitalization	137,703	1,168,147

The foregoing illustration does not reflect potential dilution from the exercise of warrants to purchase an aggregate of 1,000,000 shares of our common stock issued pursuant to this offering. Additionally, potential conversion of the outstanding balance of $75,000 at December 31, 2012 under our Convertible Note (the “Note”) has been excluded. The Note accrues interest at the annual rate of 12% and is repayable in full in two years if it has not been converted. The holder has the option to convert the outstanding principal and interest on the Note into common stock of the Company at a discount of 25% to the lowest price paid by other investors in a future offering.

DETERMINATION OF OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $1.00 per Unit was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our Company at this stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

See “Plan of Distribution” for additional information.

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MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock. After the filing date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the FINRA, to have our common stock quoted on the OTC Bulletin Board. We will try to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our common stock will develop, or, if developed, that it will be sustained.

At December 31, 2012, there were 20,752,000 shares of common stock issued and outstanding. We have issued 21,136,000 shares of common stock since our inception on February 14, 2011 to the date of this prospectus. We have a Convertible Note (the “Note”) in the amount of $150,000. The Note accrues interest at the annual rate of 12% and is repayable in full in two years if it has not been converted. The holder has the option to convert the outstanding principal and interest on the Note into common stock of the Company at a discount of 25% to the lowest price paid by other investors in a future offering.

Holders

We had 26 holders of record of our common stock as of April 10, 2013.

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MANAGEMENT’S DISCUSSION AND Analysis of

Financial Condition and Results of Operation

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 5, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Overview

Nxt-ID, Inc. (the “Company”), is a Delaware corporation formed on February, 8 2012. We were initially known as Trylon Governmental Systems, Inc. We changed our name to Nxt-ID, Inc. on June 25, 2012, to reflect our primary focus on the growing m-commerce and secure mobile platforms. The address of our corporate headquarters is One Reservoir Corporate Centre, 4 Research Drive, Shelton, CT 06484 and our telephone number is (203) 242-3076. Our website can be accessed at www.nxt-id.com. The information contained on or that may be obtained from our website is not, and shall not be deemed to be, a part of this prospectus.

On or about June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID LLC (“3D-ID”), a limited liability company formed in Florida in February, 2011 and owned by the Company’s founders. By acquiring 3D-ID the Company gained the rights to a portfolio of patented technology in the field of three-dimensional facial recognition and imaging including 3D facial recognition products for access control, law enforcement and travel and immigration.

We are an early stage technology company that is focused on developing and marketing products, solutions, and services for organizations that have a need for biometric secure access control. We have three distinct lines of business that we believe will form our company: law enforcement, m-commerce, and biometric access control applications. Our initial efforts are focused on our secure products offering for the growing m-commerce market, most immediately a secure mobile electronic wallet. We believe that this constitutes unique technology because it takes a very different approach relative to the current offerings: instead of replacing the wallet through a smartphone, our aim is to improve it. We believe that our Wocket™ will reduce the number of cards to be carried in a consumer’s wallet while supporting virtually every payment method currently available at Point-of-Sale (POS) at retailers around the world including magnetic stripe, EMV/NFC and barcode all within a secure biometric vault.

Our plan also anticipates that we will use our core biometric algorithms to develop a security application that can be used for corporations (industrial uses, such as enterprise computer networks) as well as individuals (consumer uses, such as smart phones, PDAs or personal computers). Finally, our plan calls for a suite of high level security products and facial recognition applications that can be utilized by law enforcement, the defense industry, and Homeland Security.

Using our biometrics technologies, we plan to target the growing m-commerce market with our innovative MobileBio™ suite of biometric solutions that secure mobile platforms. Currently most mobile devices continue to be protected simply by questions that a user asks, and PIN numbers. This security methodology is easily duplicated on another device, and can be easily spoofed or hacked. Nxt-ID’s biometric security paradigm is Dynamic Pairing Codes (DPC). DPC are a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys.

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3D-ID was an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three-dimensional facial recognition and three-dimensional imaging devices and systems primarily for identification and access control in the security industries. Since the Company’s acquisition of 3D-ID was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011.

To date, our operations have been funded through sales of our common stock, an initial sale of our 3D facial recognition access control and identification products and a loan from Connecticut Innovations, Inc., a quasi-state owned venture capital fund. Our financial statements contemplate the continuation of our business as a going concern. However, we are subject to the risks and uncertainties associated with an emerging business, as noted above we have no established source of capital, and we have incurred recurring losses from operations since inception. These matters raise substantial doubt about our ability to continue as a going concern.

Plan of Operation

Our initial development product will be the MobileBio Wocket™. Juniper Research estimates that worldwide mobile payment volume will grow to $240 billion in 2012, and forecasts growth to $670 billion by 2015. However, many credit card holders either do not possess a smartphone or will be reluctant to use their smartphone for mobile payments. Furthermore, physical credit card terminals requiring a card swipe will remain the most common point of sale terminal for foreseeable future. As a result, Nxt-ID is focusing its initial efforts on a product that is a separate physical secure electronic wallet that holds information from credit cards, identification cards, and virtually any other card to allow the owner of the card to configure a reprogrammable single electronic card housed in the wallet to replicate any of their cards thereby reducing the number of cards they must carry. The resultant electronic card can then be swiped just like a regular credit card. The e-wallet will be secured by a biometric identifier as well as other layers of security and will be compatible with the emerging standard for Near Field Communications (NFC) and other touchless payment methods. Our current plans call for the launch of this product during the second half of 2013. We intend to pursue partnerships with financial institutions to launch this product although we do not yet have any existing relationships with potential partners.

Wocket ™Prototype – Not an Actual Product

We also intend to pursue access control markets for our existing 3D facial recognition technology products beginning with US Federal and State governmental agencies. These products, whose underlying technologies have been licensed by the Company, provide customers with the capability to enroll subjects in a 3D database and use that database for verification of identities. These products are primarily designed for access control, law enforcement and travel and immigration. To that end, we have engaged a consulting firm in Washington, DC to help introduce us to key decision makers in those markets. We also have a distributor in South America that has begun to sell these products to overseas law enforcement agencies.

In parallel we will continue development of our other MobileBioTM products which are designed to secure mobile devices for individuals in contrast to our 3D facial recognition products which are primarily designed for secure access control and identification.

Our product portfolio is described more fully beginning on page 32.

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With financial resources that we currently have from our recently completed private placement as well as our recent Connecticut Innovations, Inc. Convertible Note in the amount of $150,000, we expect to be able to produce a working prototype of the Wocket™ but we will need to raise additional funding in order to manufacture the product and bring it to market. We anticipate that it will take a further $150,000 in development expenditure to ready the product for manufacturing and a further $200,000 for initial product sales and marketing. We anticipate launching the Wocket™ in the fourth quarter of 2013. There can be no assurance that we will raise adequate capital to bring this product to market. We do not anticipate completing development work on our other MobileBio™ products until late 2014 at a further development cost of approximately $150,000. While not the primary focus of our first phase of our business plan, the Company’s 3D facial recognition products for access control, law enforcement and travel and immigration are largely developed and are available for sale. Our initial sales and marketing requirement to promote these products is approximately $100,000. If we cannot raise funds as and when we need them we may be required to severely curtail, or even to cease, our operations resulting in a potential loss to investors.

CRITICAL ACCOUNTING POLICIES

The following discussion and analysis of financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain accounting policies and estimates are particularly important to the understanding of our financial position and results of operations and require the application of significant judgment by our management or can be materially affected by changes from period to period in economic factors or conditions that are outside of our control. As a result, they are subject to an inherent degree of uncertainty. In applying these policies, our management uses their judgment to determine the appropriate assumptions to be used in the determination of certain estimates. Those estimates are based on our historical operations, our future business plans and projected financial results, our observance of trends in the industry and information available from other outside sources, as appropriate. Please see Note 3 to our consolidated financial statements for a more complete description of our significant accounting policies.

Upon the filing of our initial registration statement, we intend to utilize the extended transition period provided in Securities Act Section 7(a)(2)(B) as allowed by Section 107(b)(1) of the JOBS Act for the adoption of new or revised accounting standards as applicable to emerging growth companies. As part of the election, we will not be required to comply with any new or revised financial accounting standard until such time that a company that does not qualify as an “issuer” (as defined under Section 2(a) of the Sarbanes-Oxley Act of 2002) is required to comply with such new or revised accounting standards.

As an emerging growth company within the meaning of the rules under the Securities Act, and we will utilize certain exemptions from various reporting requirements that are applicable to public companies that are not emerging growth companies. For example, we will not have to provide an auditor’s attestation report on our internal controls in future annual reports on Form 10-K as otherwise required by Section 404(b) of the Sarbanes-Oxley Act. In addition, Section 107 of the JOBS Act provides that an emerging growth company can utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to utilize this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards as they become applicable to public companies.

Basis of Presentation. The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations since inception. The Company’s operations are dependent upon it raising additional capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that could result from the outcome of this uncertainty.

Principles of Consolidation. The consolidated financial statements include the accounts of Nxt-ID and its wholly-owned subsidiary, 3D-ID. Intercompany balances and transactions have been eliminated upon consolidation.

Research and Development. Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred.

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RESULTS OF OPERATIONS

The period from February 14, 2011 (inception) to December 31, 2011

Operating Expenses. Operating expenses totaled $14,661 and consisted of research and development of $9,147 and general and administrative costs of $5,514. The research and development was spent on the design of a new 3D facial recognition camera and integration with analytical software. The Company also accrued $5,000 in royalties in connection with a distribution agreement with Technest Holdings, Inc.

Net Loss. As there was no revenue in the period, the net loss was $14,661.

The year ended December 31, 2012

Revenues. In November 2012 the Company made its initial sale of its 3D facial recognition access control and identification products and software to an overseas law enforcement agency for approximately $250,000.

Gross Profit. The gross profit from this transaction after deducting hardware costs, custom software engineering and assembly and testing labor was approximately $200,000 or 80% of revenue. However, this is not representative of future sales of these products as the sale involved a significant amount of customization. The anticipated gross profit from sales of 3D facial recognition access control and identification products is expected to be in the region of 50%.

For the year ended December 31, 2012, operating expenses totaled $396,888 and consisted of research and development of $114,269, sales commissions to an overseas distributor of $62,500 and general and administrative costs of $220,119. The research and development was spent on the completion of a new 3D facial recognition camera and integration with analytical software which resulted in the sale in November 2012 and preliminary design of the WocketTM. General and administrative costs consisted of management salaries of $87,500, consulting fees of $60,000, legal and professional fees of $20,800, royalties of $25,000 and other travel and office expenses.

Net Loss. For the year ended December 31, 2012, was $194,215.

Liquidity and Capital Resources

We have incurred operating losses of $193,968 for the year ended December 31, 2012. During the year ended December 31, 2012, net cash used in operating activities amounted to $99,837.

We are an early stage company and have generated losses from operations since inception. In order to execute our long-term strategic plan to develop and commercialize our core products, we will need to raise additional funds, through public or private equity offerings, debt financings, or other means. These conditions raise substantial doubt about our ability to continue as a going concern.

During the year ended December 31, 2012, the Company sold 632,000 shares at $0.25 per share of common stock resulting in proceeds of $158,000 in a private placement. Additionally, subsequent to December 31, 2012, the Company sold 204,000 shares at $0.25 per share of common stock resulting in proceeds of $51,000 in a private placement.

During the year ended December 31, 2012, the Company received $250,000 in connection with an initial sale of its 3D facial recognition access control and identification products.

On December 13, 2012, the Company received approval from Connecticut Innovations, Inc. (“CII”) for a Convertible Note in the amount of $150,000. The note accrues interest at the annual rate of 12% and is repayable in full in two years if it has not been converted. CII has the option to convert the outstanding principal and interest on the note into any future equity financing by the Company at a discount of 25% to the lowest price paid by other investors in an offering.

We anticipate the need to raise a net amount of approximately $900,000 of which $300,000 is allocated to product development, $300,000 to sales and marketing and $300,000 for general administrative and corporate purposes.

We can give no assurance that our cash on hand or the additional cash raised in the intended offering will be sufficient to achieve our business plan or that additional financing will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate the going concern. Should we be unsuccessful in obtaining the necessary financing, or generate sufficient revenue to fund our operations, we would need to curtail our operational activities.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements.

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SELLING STOCKHOLDERS

A total of up to 1,076,000 shares may be offered by certain stockholders who purchased shares of our common stock in connection with our private placement from August 2012 to January 2013.

The table below sets forth:

•	The name of each of the selling stockholders;

•	The number of shares of common stock beneficially owned by each of the selling stockholders as of January 25, 2013;

•	The maximum number of shares of common stock that may be offered for the account of the selling stockholders under this prospectus; and

•	The number of shares of common stock that would be owned by the selling stockholders after completion of the offering, assuming a sale of all of the common stock that may be offered by this prospectus (assuming a sale of all of the common stock that may be offered by this prospectus, each of the selling stockholders beneficially owning shares after the offering would own less than 1% of outstanding shares).

No material relationships exist between any of the selling stockholders and us, except as identified in the footnotes to this table nor have any such material relationships existed within the past three years. None of the selling stockholders are members of the Financial Industry Regulatory Authority (FINRA), or affiliates of such members, except as noted in the footnotes below.

Beneficial ownership is determined under the rules of the SEC and includes investment power with respect to common stock. The number of shares beneficially owned by a person includes shares of common stock underlying warrants, stock options and other derivative securities to acquire our common stock held by that person that are currently exercisable or convertible within 60 days after January 25, 2013. The shares issuable under these securities are treated as outstanding for computing the percentage ownership of the person holding these securities, but are not treated as outstanding for the purposes of computing the percentage ownership of any other person.

All expenses incurred with respect to the registrant of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The common stock beneficially owned by the selling stockholders has been determined in accordance with the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any common stock covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

Except as indicated below, the selling stockholders are not the beneficial owners of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of common stock offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

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	Beneficial Ownership Prior to this Offering			Beneficial Ownership After Offering

Name of Selling Stockholder	Number of Shares	Percentage	Number of Shares being Offered	Number of Shares	Percentage

Mack Ramachandran	2,000	0%	2,000	0	0%

Catherine Marino	2,000	0%	2,000	0	0%

Caroline Straty	2,000	0%	2,000	0	0%

Noah Kraft	2,000	0%	2,000	0	0%

Bowman Hallagan	2,000	0%	2,000	0	0%

Kelsea Verdi(1)	2,000	0%	2,000	0	0%

Michelle Verdi(1)	2,000	0%	2,000	0	0%

Chad Verdi, Jr.(1)	2,000	0%	2,000	0	0%

Chad Verdi(1)	802,000	4%	802,000	0	0%

Thomas DeNuncci, Jr.	2,000	0%	2,000	0	0%

Danielle Corsa	2,000	0%	2,000	0	0%

Anthony Verdi,Jr. (2)	2,000	0%	2,000	0	0%

Samuel Eilertsen	2,000	0%	2,000	0	0%

Robert Curtis(3)	2,000	0%	2,000	0	0%

Donna Curtis(3)	2,000	0%	2,000	0	0%

The Wahl-Chung Family Trust	2,000	0%	2,000	0	0%

MTHT IRA, LLC(4)	100,000	0.5%	100,000	0	0%

Martin McCann	4,000	0%	4,000	0	0%

ECON US Inc.(5)	120,000	0.6%	120,000	0	0%

David West	20,000	0%	20,000	0	0%

TOTAL	1,076,000	5.1%	1,076,000	0	0%

(1)	Chad Verdi and Michelle Verdi are husband and wife. They have two children, Kelsea Verdi and Chad Verdi, Jr. Kelsea Verdi has attained the age of majority and does not reside with her parents. Chad Verdi, Jr. has attained the age of majority, but currently resides at the same address as his parents.

(2)	Anthony Verdi, Jr. is the brother of Chad Verdi.

(3)	Robert Curtis and Donna Curtis are husband and wife.

(4)	MTHT IRA, LLC is controlled by Matthew Rich.

(5)	The beneficial owner of ECON US Inc. is Dawn Van Zant.

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PLAN OF DISTRIBUTION

We may sell our common stock and the sale of shares of common stock by the selling stockholders or their respective heirs, successors, assigns, donees or other successors-in-interest may be effected from time to time in transactions (which may include block transactions by or for the account of the selling stockholders or such persons) on the over-the-counter market or wherever the shares are then traded or quoted, including ordinary brokers’ transactions, in privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. Sales may also occur in one or more of the following ways from time to time: to or through underwriters or dealers; by itself or themselves directly; through agents; through a combination of any of these methods of sale; or through any other methods described in a prospectus supplement or post-effective amendment.

Shares Offered by the Selling Stockholders

Selling stockholders or such persons may effect such transactions by selling their shares received in private financings directly to purchasers, through broker-dealers acting as agents for the selling stockholders or to broker-dealers who may purchase such shares as principals and thereafter sell the shares from time to time in the over-the-counter market or wherever the shares are then traded or quoted, in negotiated transactions or otherwise in any single transaction or series of related transactions permitted by law, rule or regulation. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions). The maximum compensation to be received by any member of the Financial Industry Regulatory Authority (“FINRA”) or independent broker-dealer will not be greater than 10% for the sale of any securities set forth in the selling stockholder table contained within this prospectus.

The price of $1.00 per share being offered by the selling stockholders is a fixed price for the duration of the Offering. The selling stockholders offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 180 days from the effective date of this prospectus.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders. We will not receive any of the proceeds from the sales of stock that may be made by the selling stockholders.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares will be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Because the selling stockholders will be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Federal securities laws, including Regulation M, may restrict the timing of purchases and sales of our common stock by the selling stockholders and any other persons who are involved in the distribution of the shares of common stock pursuant to this Prospectus.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to revise the appropriate disclosures, including, without limitation, disclosures concerning the names of any participating broker-dealers, information on the plan of distribution, and the compensation arrangements relating to such sales, and we would be required to file any applicable agreement as an exhibit.

We are required to pay all fees and expenses incident to the registration of the shares registered hereunder. To the extent required, we will amend or supplement this prospectus to disclose material arrangements regarding the plan of distribution. To comply with the securities laws of certain jurisdictions, registered or licensed brokers or dealers may need to offer or sell the shares offered by this prospectus. The applicable rules and regulations under the Securities Exchange Act of 1934, as amended, may limit any person engaged in a distribution of the shares of common stock covered by this prospectus in its ability to engage in market activities with respect to such shares. The selling stockholders, for example, will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under it, which provisions may limit the timing of purchases and sales of any shares of common stock by the selling stockholders.

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The selling stockholders and broker-dealers, if any, acting in connection with such sales might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling stockholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling stockholders will sell all or any portion of the shares offered under this prospectus.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

There Is No Current Market for Our Shares of Common Stock

There is currently no market for our shares of common stock. We cannot give you any assurance that the shares you purchase will ever have a market or that if a market for our shares ever develops, that you will be able to sell your shares. In addition, even if a public market for our shares develops, there is no assurance that a secondary public market will be sustained.

The shares you purchase that are underlying the Units are that may be issued as part of the exercise of the warrants are not traded or listed on any exchange or quotation medium. Currently, we are in the process of identifying a market maker to file an application with FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board (the “OTC Bulletin Board”). We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker who has filed an application with FINRA, and even if we identify a market maker and such application is filed, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the OTC Bulletin Board, or, even if quoted, a public market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

The ability to have shares of stock quoted on the OTC Bulletin Board is maintained by FINRA. The securities traded on the OTC Bulletin Board are not listed or traded on the floor of an organized national or regional stock exchange. Instead, these securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Even if our shares are quoted on the OTC Bulletin Board, a purchaser of our shares may not be able to resell the shares. Broker-dealers may be discouraged from effecting transactions in our shares because they will be considered penny stocks and will be subject to the penny stock rules. Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on brokers-dealers who make a market in a “penny stock.” A penny stock generally includes equity securities (other than securities registered on some national securities exchanges) that has a market price of less than $5.00 per share. Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with net worth in excess of $1,000,000 (not including that individual’s primary residence) or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer’s account and information with respect to the limited market in penny stocks.

The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

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State Securities Laws

State securities laws require either that a company's securities be registered for sale or that the securities themselves or the transaction under which they are issued, be exempt from registration. Because our common stock will not be listed on a national securities exchange, exemptions will generally not be available and this offering must be registered in nearly all states and jurisdictions in which the securities are to be offered or sold. We will apply to register the securities, or will seek to obtain an exemption from registration, only in certain states. In the states that require registration, and in which applications are filed, securities will not be sold to retail customers until such registration is effective. In addition, if we register the shares and warrants in the State of California, sales will only be made to residents of California who have not less than (i) a $150,000 liquid net worth, (a net worth exclusive of home, home furnishings and automobile), plus estimated $70,000 gross income during the current tax year, or (ii) a $250,000 liquid net worth and an investment limitation of not more than 10% of the investor's liquid net worth.

Institutional investors may purchase securities in the offering pursuant to exemptions provided for sales to such entities under the laws of various states. The definition of an “institutional investor” varies from state to state, but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. If you are not an institutional investor, you may purchase securities in this offering only if you reside in the jurisdictions where there is an effective registration or exemption, and, if required, meet any requisite suitability standards.

The Offering will be Managed by Our Officers and Directors

We are offering up 1,000,000 Units (the “Maximum Offering”). The offering price is $1.00 per Unit. The Offering will be for a period of 30 days from the date that this registration statement is declared effective and may be extended for an additional 30 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the Maximum Offering. There are no specific events which might trigger our decision to terminate the Offering; however, factors that we might consider include the development of a public market that may allow us to obtain financing on more attractive terms or through alternative sources or means. There is no minimum amount of Units that must be sold by the Company in order to receive funds and there is no escrow that will be established by us to hold any investor funds.

Any and all subscriptions will be accepted on a rolling basis. Once we accept subscriptions, the funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once accepted. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

If we are unable to raise enough capital to effectuate our business plan, we will attempt to raise additional funds from a second public offering, a private placement, or loans. At the present time, we have not made any plans to raise additional capital and there is no assurance that we would be able to raise additional capital in the future. If we need additional capital and are not successful, we will have to suspend or cease operations.

Our officers and directors will manage the sale of the Units in this Offering on a self-underwritten, best efforts basis. The officers and directors will receive no commission from the sale of the securities nor will they register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

Each of our officers and directors satisfies the requirements of Rule 3a4-1 in that none of them:

1.	Are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of their participation;
2.	Are being compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;
3.	Are, at the time of his participation, an associated person of a broker-dealer; and
4.	Meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) he is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) he does not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

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As our officers and directors will sell the Units being offered pursuant to this offering, Regulation M prohibits the Company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our each of them from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We may employ the services of FINRA member broker-dealers as selling agents in connection with the offering but have not determined the terms of any such engagement. If an agreement concerning the use of the services of any other broker-dealer is reached, we will file an amendment to the registration statement containing this prospectus to disclose the name of the broker-dealer, the compensation being paid to the broker-dealer and any other material terms of our agreement with the broker-dealer, including any agreement that we make to indemnify the broker-dealer against specific liabilities, including liabilities under the Securities Act of 1933. Any written agreement that we reach with the broker-dealer will also be filed as an exhibit to the registration statement. We will file an amendment to the registration statement containing this prospectus to reflect any material change to our plan of distribution. We will cease selling our common stock and will not be able to resume such sales of our common stock until the SEC declares any such amendment effective.

Offering Period and Expiration Date

The Offering will be for a period of 30 days from the date that this registration statement is declared effective and may be extended for an additional 30 days if we choose to do so. In our sole discretion, we have the right to terminate the Offering at any time, even before we have sold the Maximum Offering. There are no specific events which might trigger our decision to terminate the Offering; however, factors that we might consider include the development of a public market that may allow us to obtain financing on more attractive terms or through alternative sources or means.

Procedures for Subscribing

If you decide to subscribe for any securities in Offering, you must deliver a check or certified funds for acceptance or rejection. There are no minimum share purchase requirements for individual investors. All checks for subscriptions must be made payable to “Nxt-ID, Inc.”

Any and all subscriptions will be accepted on a rolling basis. Once we accept subscriptions, the funds will be deposited into an account maintained by us and be immediately available to us. There are no investor protections for the return of subscription funds once accepted. Certificates for shares purchased will be issued and distributed by our transfer agent promptly after a subscription is accepted and “good funds” are received in our account.

Right to Reject Subscriptions

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement and receipt of full payment, one of our duly designated officers shall countersign the subscription agreement and the transfer agent will deliver a copy of the signed subscription agreement and a notice that book-entry shares have been issued.

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BUSINESS

Our Company

We are an early stage technology company that is focused on products, solutions, and services that have a need for biometric secure access control. We have three distinct lines of business that we believe will form our company: law enforcement, m-commerce, and biometric access control applications. Our initial efforts are focused on our secure products offering for the growing m-commerce market, most immediately a secure mobile electronic wallet. Our plan also anticipates that we will use our core biometric facial recognition algorithms to develop a security application that can be used for corporations (industrial uses, such as enterprise computer networks) as well as individuals (consumer uses, such as smart phones, PDAs or personal computers). Finally, our plan calls for a suite of high level security products and facial recognition applications that can be utilized by law enforcement, the defense industry, and Homeland Security.

As a company with core competencies in biometrics technologies, we plan to focus on the growing m-commerce market with our innovative MobileBio™ suite of biometric solutions that secure mobile platforms. We believe that our MobileBio™ products, together with our biometric security solutions, will provide distinct advantages within these markets by improving mobile security. Currently most mobile devices continue to be protected simply by questions that a user asks, and PIN numbers. This security methodology is easily duplicated on another device, and can be easily spoofed or hacked. Nxt-ID’s biometric security paradigm is Dynamic Pairing Codes (DPC). DPC are a new, proprietary method to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys.

The Company also plans to service the access control and law enforcement facial recognition markets with our existing 3D facial recognition technology products beginning with U.S. federal and state governmental agencies. These products, whose underlying technologies have been licensed by the Company, provide customers with the capability to enroll subjects in a 3D database and use that database for verification of identities. During 2012, the Company acquired 100% of the membership interests in an entity affiliated with its founders as a means toward advancing its business plan.

Various experts believe that unless problems with mobile security are solved, cash and credit card will remain the dominant method of carrying out transactions in advanced countries. The security implications raise too many concerns among consumers about the safety of their money. These consumers are also resistant to are resistant to letting technology companies learn even more about their personal purchasing habits.

Nxt-ID has security solutions to cover both consumer preferences with MobileBio FaceMatch™ and the Wocket™.

Our Company is in the process of developing three key biometric solutions to ensure the security of mobile platforms as described in further detail below:

Wocket™

We believe that many credit card holders either do not possess a smartphone or will be reluctant to use their smartphone for mobile payments. Nxt-ID is in the process of developing a separate physical electronic wallet that is intended to hold information from credit cards, identification cards, and virtually any card to allow a specific owner of the card to configure a single electronic card to replicate any of the copied cards and thereby reduce the number of cards a user must carry. As designed, users will simply scan in each card and take its picture, front and back, slide through each of the scanned “soft-cards” via a display and select the card that the user wishes to program the mCard (multi-Card).  The resultant electronic card can then be swiped just like a regular credit, debit, or virtually any other card. The system consists of 2 devices: A card reader/writer “wocket” and “mCard”. The e-wallet will be secured by biometric identification and will be compatible with the emerging standard for Near Field Communications (NFC). The Wocket™ has completed the design stage and prototypes are currently being fabricated.

Wocket™ prototype Not an Actual Product

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We are in the process of developing a prototype for our Wocket™, which we believe will be ready by June 2013. Our current plans call for us to move into production that we can commence manufacturing the product during the 4th Quarter of 2013.

MobileBio FaceMatch™

MobileBio FaceMatch™ is intended to serve as a modular facial recognition system for smartphones, tablets, laptop and desktop computers. MobileBio FaceMatch™, depending on the number of cameras available and level of security desired, will use 2D, pseudo 3D or 3D facial recognition algorithms to allow the user access to their device. As being developed, the software is intended to be hosted on the device or through a cloud computing solution. The software will also designed to be available as an “app” on the iPhone and Android platforms, although there are presently no definitive agreements in place with either of the sponsors of those platforms. The MobileBio FaceMatch™ app will not retain any personal information on the user. The MobileBio FaceMatch™ app is near completion of development for desktop and laptop use. Development work on tablet and smartphone use has not yet started but will use the same basic technology. Our current plans assume that we can commence production during the 2nd Quarter of 2014.

MobileBio™ Sensor

For individuals that use a variety of secure devices where the identification of the specific individual is important; the MobileBio™ Sensor will be able to communicate with the intended device directly or remotely. Verification is through cloud-based identity management and information “BioCloud” assurance services that will be hosted by the Company. This device will also help to secure one aspect of “BYOD” (Bring your own device) computing which is a growing concern among corporations where individuals are using their personal smartphones and tablets to connect to their company’s IT servers. Development of the MobileBio™ Sensor has not yet begun although the underlying engineering requirement has been documented. We believe that we can commence production during the 3rd Quarter of 2014.

Through the acquisition of 3D-ID LLC, the Company acquired the following 3D facial recognition products which we have begun to commercialize. These products are primarily designed for access control, law enforcement and travel and immigration in contrast to the MobileBio™ products which are designed for individual security on mobile devices

3D FaceMatch™ Biometric Identity Systems

The ActiveID Biometric Identity System is a completely modular and field proven identity management platform providing fusion of 3D facial recognition, 2D facial recognition and optional fingerprint biometrics. Available as a standalone solution or readily integrated into national scale systems for travel and immigration, access control and law enforcement, ActiveID products feature patented FaceMatch™ 3D facial recognition.

A complete ActiveID solution includes: 1) one or more Enrollment Systems including integrated lighting for high-quality mug shot or passport imagery; 2) databases containing enrolled 3D facial templates, 2D images, application-tailored personal data, and optional fingerprints; and 3) one or more Verifier and/or Identifier stations to determine identities. Duplicate ID/imposter searches can be performed at any step.

Except for the Biometric Camera hardware, all products consist of software running on industry-standard encrypted networks, databases, and computers. All software is easily customized to support specific process needs, and several pre-configured solutions are available including prisoner management, facility access control, and fused face/fingerprint verification.

3D SketchArtist™

3D SketchArtist™ is a 3D software face composite sketch tool that makes sketching a face simple, fast, and realistic. Using patented 3D morphing technology, law enforcement professionals can now sketch an accurate composite with 3D life-like features. 3D SketchArtist ™ transforms ordinary sketches into rapidly evolving mock-ups that can be modified with a simple click of the mouse. Facial features, poses, expressions, and even lighting can be modified to reflect a witness description in mere seconds. 3D SketchArtist™ is user-friendly so that anyone can use it to render accurate composites of a suspect, quickly and easily. What once could only be performed by professional sketch artists can now be performed with minimal training.

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The FaceMatch™ 3D and 3D SketchArtist™ products are currently available for sale.

Our Corporate History

We were incorporated in the state of Delaware on February 8, 2012. We are a technology company with particular core competencies in biometrics that is targeting the growing m-commerce market with our innovative MobileBio™ suite of biometric solutions that are intended to secure mobile platforms. Our MobileBio™ solutions are intended to provide distinct advantages within these markets by filling a gap left by traditional biometric solutions that either are physically integrated and thus, not flexible or versatile, or provide poor interoperability between different mobile devices and insecure remote services. The Company also plans to serve the access control and law enforcement facial recognition markets.

Effective June 25, 2012, the Company acquired 100% of the membership interests in 3D-ID, LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. Since this was a transaction between entities under common control, in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011. Our corporate headquarters are in Shelton, CT.

Gino Pereira and David Tunnell, the founders of Nxt-ID, were an integral part of the senior management teams at Technest Holdings, an OTC Bulletin Board public company, and its subsidiary Genex Technologies. Genex Technologies was founded in 1995 to develop and commercialize the unique Rainbow® method of capturing 3D data. Since its founding Genex has developed into one of the market leaders in advanced imaging, including 3D and 360-degree technologies.

Genex has developed innovative technologies and products for all aspects of imaging, including capture, processing, display, and enhancement. Genex’s products range from 3D cameras to surveillance algorithms to integrated facial recognition systems.

Genex and Technest have won awards from the Department of Defense, NIH, NIST and NSF amounting to over $30 million in support of this technology.

Nxt-ID has licensed all the Technest/Genex technology (exclusively in Federal, State and Municipal applications) through the acquisition of 3D-ID to provide a product portfolio and a strong technical foundation for its further development efforts.

In addition, Nxt-ID has also licensed on a non exclusive basis, distribution, manufacturing rights and know-how from Geometrix, a leading 3D imaging company using a different technical approach to Technest. This technology performed very favorably at the Face Recognition Vendor Test conducted by the National Institute of Science and Technology (NIST).

Nxt-ID also has key scientific and engineering personnel that have had key roles in the development of these technologies and have an important intellectual knowledge base that the Company intends to leverage.

Our Industry

The mobile phone worldwide market is presently approximately 1.8 billion units per year. Of that amount smart phones represent a large and growing segment of the market. A smart phone is a mobile phone built on a mobile computing platform with advanced computing ability and internet connectivity. Smart phones also typically also serve as portable media players and camera phones with high-resolution touchscreen displays and web browsers that can access and properly display standard web pages, GPS navigation, Wi-Fi and mobile broadband access.

We believe that our MobileBio™ cell phone facial recognition opportunity, once developed, will address a worldwide market of smart phones sales, which is estimated at 400 Million units per year and is growing at an average annual rate of 55%. We anticipate partnering with application providers on smartphones that have an interest in additional security for their particular application by using 3D facial recognition on their smartphone to gain access to a particular application; for example, touchless payment applications, banking applications and securities trading applications. There are new technologies, such as Near Field Communications (NFC) and other similar approaches which offer smart phone users the ability to use their smart phone as an “Electronic Wallet”. NFC lets consumers pay for goods and services on the go, through their mobile phones, simply by touching or passing them over another NFC-equipped device such as a register or terminal. The funds themselves are transferred from the user’s credit card account stored through the mobile phone.

Currently, Google is one of the major players in this field with its Android mobile application Google Wallet, which the company launched in late 2011. Google partnered with Citibank, Mastercard, First Data, VeriFone, Samsung and Sprint among other companies, to make the wallet possible. Currently, though, consumers can only pay with Citibank Mastercards and the app is only compatible with the Nexus S 4G by Google, available on Sprint.

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AT&T, T-Mobile, and Verizon have partnered to create Isis, a competing virtual wallet and payment system, which was launched in 2012. ISIS will be open to all merchants, banks and carriers. Isis aims to “eliminate the need to carry cash, credit cards and debit cards, reward cards, coupons, tickets and transit passes,” their website states.

Source: Visa

Verifone has also recently completed its acquisition of Point, a company that provides payment services that make NFC technology possible.

According to the Pew Research Center, a majority of technology experts and other internet stakeholders believe that by 2020 most people will have embraced and fully adopted the use of smart-device swiping for purchases they make, nearly eliminating the need for cash or credit cards. These experts feel that the explosive growth in the use of smartphones and other mobile devices, combined with the convenience, security, and other affordances of mobile payments systems, makes these systems an obvious choice to replace established modes of payment in day-to-day commerce.

Those experts who do not agree with this scenario say cash and credit cards will remain the dominant method of carrying out transactions in advanced countries because the security implications raise too many concerns among consumers about the safety of their money. These consumers are also resistant to letting technology companies learn even more about their personal purchasing habits.

There were 176.8 million credit cardholders in 2008. The average credit cardholder has 3.5 credit cards. (“The Survey of Consumer Payment Choice,” Federal Reserve Bank of Boston, January 2010) This number is projected to grow to 181 million Americans by 2010.

Credit and debit card fraud is the No. 1 fear of Americans in the midst of the global financial crisis. Concern about fraud supersedes that of terrorism, computer and health viruses and personal safety. (Unisys Security Index: United States, March 2009)

Today, credit cards are responsible for more than $2.5 trillion in transactions a year and are accepted at more than 24 million locations in more than 200 countries and territories. It is estimated that there are 10,000 payment card transactions made every second around the world.

However, many credit card holders either do not possess a smartphone or will be reluctant to use their smartphone for mobile payments due to a variety of reasons including:

•	Limited battery life;

•	Dependency on wireless network coverage; and

•	Well publicized security threats.

Rather than depend solely on a smart phone, Nxt-ID’s business plan is to develop a next generation electronic wallet. We believe that this constitutes unique technology because it takes a very different approach relative to the current offerings: instead of replacing the wallet, our aim is to improve it. We believe that our Wocket™ will reduce the number of cards to be carried in a consumer’s wallet while supporting virtually every payment method currently available at Point-of-Sale (POS) at retailers around the world including magnetic stripe, EMV/NFC and barcode all within a secure biometric vault.

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Other Uses For Facial Recognition Technology

Biometric identifiers have long been used by governments and commercial enterprises to verify a person’s identity. Signatures are an example of a behavioral biometric that has been used for centuries. With the advent of the photograph, the first paper-based physiological biometric technique was developed to verify a person’s identity. Photographs on passports and drivers licenses are obvious examples of early biometric features added to government-issued identity documents.

On the other hand, law enforcement agencies have routinely used fingerprints to positively identify suspects of a crime. In the 1990s, the use of fingerprints for criminal systems entered the digital age when the FBI awarded a contract to a team of Martin Marietta, Sagem Morpho, and Calspan (later known as the Lockheed Martin team) to build an electronic storage and search system that incorporated fingerprint files (or Integrated Automated Fingerprint Identification System - IAFIS), replacing the paper files. By capturing biometric information electronically and storing the files within a secure network for over 10 years, the U.S. government has been creating the foundation for greater use of biometrics in government and commercial activities.

However, terrorists and other criminals are now more capable of subverting traditional paper-based security measures through improved forgery and information-sharing technology and techniques. Furthermore, the evolution of the internet and the subsequent deviation from paper-based data storage and processes to electronic-based systems has opened the door to increased identity theft and other fraudulent activities within the commercial world.

In order to address deficiencies in current security systems used, we intend to market products that can be used by both government and commercial consumers as a viable, more powerful alternative to security measures currently being used by them. Nxt-ID believes that its products will contain the necessary security solutions to cover both consumer preferences with MobileBio FaceMatch™ and the Wocket™ and government and commercial needs with its 3D facial recognition access control products

Our Competition

The markets for our products are extremely competitive and are characterized by rapid technological change as a result of technical developments exploited by our competitors, changing technical needs of customers, and frequent introductions of new features. We expect competition to increase as other companies introduce products that are competitively priced, that may have increased performance or functionality, or that incorporate technological advances not yet developed or implemented by us. Some of our present and potential competitors may have financial, marketing, and research resources substantially greater than ours. Google and Apple are developing facial recognition applications for smartphones. The Google app can currently be fooled by using a photograph of the user. Apple is using a 2-D to 3D conversion model which holds better promise but this is already a heavily patented area.

There are a number of suppliers of biometric products that deliver to the market place presently. One of the largest suppliers is L1 Identity Solutions, which has primarily concentrated its prior efforts in the government and corporate sectors. L1 is a vertically integrated biometric solutions provider with a large established base of business and it has well developed government marketing channels. The Company was sold to Safran in 2010. Another established supplier is Cognitec, a German facial recognition company, with worldwide distribution.

Google and Apple are developing facial recognition applications for smartphones. The Google app can currently be fooled by using a photograph of the user. Apple is using a 2-D to 3D conversion model which holds better promise but this is already a heavily patented area.

Rather than competing directly against these well-established entities, Nxt-ID’s plans to develop and foster market niches that would serve affordable lower priced retail consumer, small business biometric applications and end users not necessarily involved in large enterprise activities.We believe that our MobileBio™ technology that we are developing is the key to differentiating our solutions to the end user by providing what we maintain is a true end-to-end security offering using our patent-pending dynamic pairing codes that dynamically utilize identifiers that uniquely identify the user, device, manufacturer, account, location, and session or transaction, the combination of which changes periodically in real-time among all points along the communication path so that communication and data is protected 100% of the time.  The biosensors that we are developing are intended to integrate with multiple devices, apps, users, operating systems, firmware, remote services and virtually any “entities” so that intercommunications with all entities, local or remote, are protected. One of the major areas of concern with facial recognition is user privacy with most companies utilizing private data for other marketing purposes. The Nxt-ID apps will not sell or share any personal information on the user.

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Nxt-ID plans to offer what we believe to be unique features that will include cloud-based identity and authentication MobileBio™ management services that secure biometric authentication across mobile devices, as well as a new, innovative Facial Recognition technology and a physical alternative to current e-wallets that are embedded in smartphones.

The value proposition that we plan to offer customers with our versatile, simple MobileBio™ technology is complete interoperability of sensors with mobile applications and cloud-based services, which will secure the mobile money/m-commerce market by filling a versatility and flexibility gap in lacking with current solutions.

Digital wallets such as eWallet and Code Wallet essentially let the consumer name a wallet (e.g. Work or Personal), and build a chart of categories, like Credit Cards and Travel Information, to organize information by type. Into each category goes a card, which is where the information is stored. Choosing the card type, like Driver’s License, calls up one of many templates that has a field tailored to the information most salient to the owner. Credit card data fields, for instance, include card provider and type, card number, PIN, expiration date, and so on. These products currently do not work with NFC but are secure data organizers for smartphones.

In order to compete effectively in this environment, our plan is to continually develop and market new and enhanced products at competitive prices, and have the resources to invest in significant research and development activities. There is a risk that we may not be able to make the technological advances necessary to compete successfully. Existing and new competitors may enter or expand their efforts in our markets, or develop new products to compete against ours. Our competitors may develop new technologies or enhancements to existing products or introduce new products that will offer superior price or performance features. New products or technologies may render our products obsolete. Many of our primary competitors are well-established companies that have substantially greater financial, managerial, technical, marketing, personnel and other resources than we do.

Our Business Strategy

Worldwide, government agencies, financial, corporate and industrial entities are investing a considerable amount of resources into improving security systems as a result of ongoing security breaches which accompany acts of terrorism, financial and resource thefts that dangerously expose flaws and weaknesses in today’s safety mechanisms. Badge or password-based authentication procedures are too easy to hack. Biometrics represents a viable and robust alternative but also has potential for drawbacks as well; for example, iris scanning, while very reliable is considered too intrusive; fingerprints are socially accepted, but not applicable to non-consenting individuals and have proven to be fooled. Alternatively, facial recognition represents a good compromise between what’s socially acceptable and what’s reliable, even when operating under controlled conditions. Facial recognition has emerged as the fastest growing technology among the biometric technologies accepted worldwide and is estimated to be growing at a CAGR of 31% during the next 3 years.(2) Facial recognition is applicable to both verification and identification. In addition, it is the only biometric system that can routinely be used in a covert manner for surveillance of uncooperative individuals as a person’s face is easily captured at a distance by video technology with or without consent.

__________

(2)	http://articles.pubarticles.com/facial-recognition-emerging-as-the-fastest-growing-segment-1295506985,82940.html .

Based on individual data, our management belies that the world-wide facial recognition market for all applications of the technology is expected to grow significantly over the next several years. We believe that 3D facial recognition technology will continue to gain traction for access control and is already being used by organizations with a high traffic volume to quickly, easily and securely authenticate users. 2D facial recognition is used primarily by law enforcement officials to identify someone by comparing their 2D image against a large database of pictures. 3D face recognition is designed primarily for verification - to confirm that someone is exactly whom they say they are. 3D face readers can also be used with PINs, access control cards and other biometric factors for multifactor authentication. 3D face recognition is as fast and accurate as fingerprint technology and is ideal in situations where workers’ hands are full or dirty, or where employees wear gloves or other applications where fingerprints would be inconvenient or difficult to obtain.

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Against the backdrop of challenges with identification of individuals, more and more mobile phones are being used as a source of payment for goods and services. Juniper Research estimates that worldwide mobile payment volume will grow to $240 billion in 2012, and forecasts growth to $670 billion by 2015.(3) Many major players around the world have announced plans for mobile payments including AT&T, Sprint, Verizon, T-Mobile, Google, Visa, MasterCard, American Express, Discover, Bank of America, Barclays, RIM and others.  The risks and concerns of fraud accompanying the introduction of these potential applications are financially enormous and could hamper the growth of this budding industry. As a result of these concerns, the Company believes that the “m-commerce/mobile money” market is positioned to grow rapidly. The overall size of biometric sensors used with cell phones alone is estimated to grow 500% by 2015.(4)

Nxt-ID plans to position its products to have applications in markets as diverse as Military and Homeland Defense, Law Enforcement, Commercial and Consumer.

For sales to the Department of Defense, Nxt-ID is partnered with established Prime Contractors that have or are bidding for Contact vehicles through which sales may be made. Our current Partners include Battelle Memorial Institute, Verizon Federal Systems and EOIR Technologies, a prime contractor with the Night Vision Electronic Sensors Directorate.

__________

(3)	http://www.juniperresearch.com/viewpressrelease.php?pr=250.
(4)	http://www.homelandsecuritynewswire.com/biometrics-mobile-phone-market-grow-500-percent-2015.

We currently plan for our sales to Law Enforcement Agencies to be made through distributors. Our management has several key relationships from past engagements that it is pursuing.

Nxt-ID will seek the support and sponsorship of credit card companies, banks and other companies that have an interest, or business in, identity protection and fraud protection in order to reach our target market in an efficient way. We intend to market the MobileBio FaceMatch™ product to application providers on iPhone and Android devices that have a need to increased security because of the nature of their application. To make potential buyers aware of the product the Company will use social networks, such as Twitter, Facebook and YouTube as well as traditional PR.

Our Intellectual Property

Our ability to compete effectively depends to a significant extent on our ability to protect our proprietary information. We currently rely and will continue to rely primarily on patents and trade secret laws and confidentiality procedures to protect our intellectual property rights. We have filed two patents based on the Wocket™ and Dynamic Pairing Codes (DPC) a proprietary method used by the Company to secure users, devices, accounts, locations and servers over any communication media by sharing key identifiers, including biometric-enabled identifiers, between end-points by passing dynamic pairing codes (random numbers) between end-points to establish sessions and/or transactions without exposing identifiers or keys.

Subsequent to the acquisition of 3D-ID, we have licensed twenty-two (22) U.S. patents. We enter into confidentiality agreements with our consultants and key employees, and maintain controls over access to and distribution of our technology, software and other proprietary information. The steps we have taken to protect our technology may be inadequate to prevent others from using what we regard as our technology to compete with us.

We do not generally conduct exhaustive patent searches to determine whether the technology used in our products infringes patents held by third parties. In addition, product development is inherently uncertain in a rapidly evolving technological environment in which there may be numerous patent applications pending, many of which are confidential when filed, with regard to similar technologies.

We may face claims by third parties that our products or technology infringe their patents or other intellectual property rights in the future. Any claim of infringement could cause us to incur substantial costs defending against the claim, even if the claim is invalid, and could distract the attention of our management. If any of our products are found to violate third-party proprietary rights, we may be required to pay substantial damages. In addition, we may be required to re-engineer our products or seek to obtain licenses from third parties to continue to offer our products. Any efforts to re-engineer our products or obtain licenses on commercially reasonable terms may not be successful, which would prevent us from selling our products, and in any case, could substantially increase our costs and have a material adverse effect on our business, financial condition and results of operations.

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Licensed Patents

Patent Title	Serial/Patent/ Registration Number
Method and Apparatus for High Resolution Three Dimensional Display	6,064,423
Omni-Directional Cameras	D436,612
High Speed Three Dimensional Imaging Method	6,028,672
Method and System for Three-Dimensional Imaging Using Light Pattern Having Multiple Sub-Patterns	6,700,669
Method And Apparatus for Omnidirectional Three Dimensional Imaging	6,744,569
Face Recognition System and Method	7,221,809
A System and a Method for Three-Dimensional Imaging Systems	7,349,104
Method and Apparatus for an Interactive Volumetric Three Dimensional Display	7,098,872
Face Recognition System and Method	7,876,931
Method and Apparatus for Omni-Directional Video Surveillance System	7,940,299
A System and a Method for a Smart Surveillance System	7,358,498
A High Speed Three Dimensional Imaging Method	6,147,760
Method And Apparatus for Modeling Via a Three-Dimensional Image Mosaic System	6,819,318
Method and System for a Three Dimensional Facial Recognition System	7,804,997
Method and Apparatus for Omni-Directional Three-Dimensional Imaging	6,304,285
Method and Apparatus for Generating Structural Pattern Illumination	6,937,348
Method and apparatus for generating 3D face models from one camera	7,103,211
Interactive try-on platform for eyeglasses	7,016,824
Method and system for generating fully-textured 3D	6,999,073
Method and apparatus for generating a 3D region from a surrounding imagery	6,563,499
Generating 3D models by combining models from a video-based technique and data from a structured light source	6,529,627
Method and apparatus for generating mesh models of 3D objects	6,529,192
Method and apparatus for generating patches from a 3D mesh model	6,518,963
Generating 3-D models using a manually operated structured light source	6,415,051

Employees

As of December 2012, we had a total of 2 full-time employees, 1 in product engineering and 1 in administration and finance. None of our employees is represented by a collective bargaining agreement, nor have we experienced any work stoppage. We consider our relations with our employees to be good. Our future success depends on our continuing ability to attract and retain highly qualified engineers, graphic designers, computer scientists, sales and marketing and senior management personnel. In addition, we have five independent contractors whose services we are using on an as-needed basis to assist with the engineering and design of our products.

Properties

Our principal executive offices in Shelton, Connecticut are in a shared executive office suite complex, which we lease on a month-to-month basis. We are also utilizing space in Palm Bay, Florida that is owned by our chief technology officer and which he is currently permitting us to use at a minimal charge per month. We are actively searching for a more permanent facility in Florida that will be adequate to meet our needs for the foreseeable future.

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Total rent expense recorded in general and administrative expense in the accompanying statements of operations was approximately $0 for the period from Inception through December 31, 2011 and approximately $1,240 for the year ended December 31, 2012

Legal Proceedings

We are not involved in any pending or threatened litigation or other legal proceedings.

Code Of Ethics

Our board of directors has adopted a Code of Ethical Conduct (the “Code of Conduct”) which constitutes a “code of ethics” as defined by applicable SEC rules. We require all employees, directors and officers, including our principal executive officer and principal financial officer to adhere to the Code of Conduct in addressing legal and ethical issues encountered in conducting their work. The Code of Conduct requires that these individuals avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. The Code of Conduct contains additional provisions that apply specifically to our Chief Executive Officer, Chief Financial Officer and other finance department personnel with respect to full and accurate reporting. The Code of Conduct is available on our website at www.nxt-id.com. The Company will post any amendments to the Code of Conduct, as well as any waivers that are required to be disclosed by the rules of the SEC on such website. The information contained on or that may be obtained from our website is not, and shall not be deemed to be a part of this prospectus.

Corporate Governance

Board of Directors

The Board of Directors oversees our business affairs and monitors the performance of our management. In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations. Our directors keep themselves informed through discussions with the Chief Executive Officer, other key executives and by reading the reports and other materials sent to them and by participating in Board and committee meetings.

Director Independence

Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5605(a)(2) of the rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that Major General David Gust (Rtd.) is “independent” within the meaning of such rules. Mr. Pereira is not “independent” under these rules, due to his position as our Executive Chairman and Chief Executive Officer.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Board Committees

Our Board of Directors currently has no committees.

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Summary Of Executive Compensation Table

Name and Principal Position	Year	Salary ($)	All Other Compensation	Total

Gino Pereira, Chief Executive Officer	2012	87,500	0	87,500
	2011*	0	0	0

David Tunnell, Chief Technology Officer	2012	80,000	0	80,000
	2011*	0	0	0

__________

*From Inception related to 3D-ID.

Effective January 3, 2013, our Board of Directors established a long-term incentive plan (the “LTIP”) that permits the grant of unvested share awards, grants, options, performance share units, and share equivalents to employees, directors, consultants and vendors as directed by our Board of Directors. On January 4, 2013, our stockholders approved the LTIP.

Director Compensation

The following summarizes the basic policies relative to compensation for persons serving on the Company’s Board of Directors: Our independent directors will receive $20,000 for serving on our Board. The retainer is paid quarterly, in stock, and in arrears and will be valued as of the last day of the fiscal quarter for which a director has served. As we are not yet public, the price used is the price of the last completed equity raise, which as of the date of this prospectus, based on the aforementioned metric is $0.25 per share. No individuals who serve on our Board who are not deemed to be independent as defined in Rule 5605(a)(2) of the rules of NASDAQ are compensated for their services as directors.

Employment Agreements

Effective October 1, 2012, we entered into an employment agreement with our Chief Executive Officer, which was amended effective March 14, 2013. The employment agreement has an initial term of 3 years beginning on October 1, 2012. In addition, our CEO’s employment agreement provides him with a base salary of $150,000 per year, increasing to $300,000 per year upon the completion of the Company’s Wocket™ prototype. The amended employment agreement with our CEO also provides for:

•	Payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement.

•	Eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services.

•	Eligibility to receive equity awards as determined by the board of directors, or a committee of the board of directors, composed in compliance with the corporate governance standards of any applicable listing exchange.

PRINCIPAL STOCKHOLDERS

The table and accompanying footnotes set forth information as of January 25, 2013, with respect to the ownership of our common stock by:

•	Each person or group who beneficially owns more than 5% of our common stock;

•	Each of our directors;

•	Our executive officers; and

•	All of our directors and executive officers as a group.

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Applicable percentage of ownership for each holder is based on 21,136,000 shares of common stock outstanding on January 25, 2013 and 22,136,000 shares of common stock outstanding following the closing of this offering (at an assumed public offering price of $1.00 per share, and assuming no exercise of the warrants).

A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the exercise of stock options and warrants or the conversion of convertible securities. Accordingly, common stock issuable upon exercise of stock options and warrants that are currently exercisable or exercisable within 60 days after the date of this prospectus, and common stock issuable upon conversion of convertible promissory notes have been included in the table with respect to the beneficial ownership of the person owning the stock options, warrants and convertible promissory notes, but not with respect to any other persons.

Unless otherwise indicated, we believe that all persons named in the following table have sole voting and investment power with respect to all shares of common stock beneficially owned by them and that person’s address is c/o Nxt-ID, Inc., 4 Research Drive, Suite 402, Shelton, CT 06484.

		Percentage of Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Shares Beneficially Owned	Before this Offering	After this Offering (1)
Gino Pereira	11,500,000	54%	52%
David Tunnell	8,000,000	38%	36%
David Gust	40,000	0%	0%
All executive officers and directors as a group (3 persons)	19,540,000	92%	88%

(1)	Percentage ownership calculations for beneficial ownership after this offering are based on shares outstanding after this offering, assuming no purchase of shares in the offering by any existing stockholders.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 110,000,000 shares of its capital stock consisting of (a) 100,000,000 shares of common stock, par value $0.0001 per share, of which 21,136,000 are outstanding as of the date of this prospectus and (b) 10,000,000 shares of “blank check” preferred stock. The presently outstanding shares of common stock are fully paid and non-assessable.

Common Stock

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of stockholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the stockholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities. There are no provisions in our certificate of incorporation or our by-laws that would prevent or delay change in our control.

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Preferred Stock

We are authorized to issue up to 10,000,000 shares of “blank check” preferred stock, $0.0001 par value per share, none of which is presently issued or outstanding. Our Board of Directors is authorized to issue such shares of preferred stock with designations, rights and preferences as it may determine from time to time. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue shares of preferred stock with dividend, liquidation, conversion, or other rights that could adversely affect the rights of the holders of our common stock.

Anti-takeover Effects of Provisions of our Certificate of Incorporation, Stockholder Rights Plan and Delaware Law

General. Our status as a corporation incorporated under Delaware law enables us to take advantage of certain provisions of Delaware law that are designed in part to make it more difficult and time-consuming for a person to obtain control of the Company. The provisions of our certificate of incorporation and certain sections of Delaware law reduce the vulnerability of the Company to an unsolicited takeover proposal. These provisions may also have an adverse effect on the ability of stockholders to influence the governance of the Company.

In addition, because we have a significant amount of authorized but unissued common stock and preferred stock, our board of directors may make it more difficult or may discourage an attempt to obtain control of the Company by issuing additional stock in the Company.

Delaware law. We are subject to Section 203 of the Delaware General Corporation Law, or the DGCL. In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder. A "business combination" includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an "interested stockholder" includes any person that is:

•	The owner of 15% or more of the outstanding voting stock of the corporation;

•	An affiliate or associate of the corporation and was the owner of 15% or more of the voting stock outstanding of the corporation, at any time within three years immediately prior to the relevant date; and

•	An affiliate or associate of the persons defined as an interested stockholder.

However, the above provisions of Section 203 do not apply if:

•	The board of directors approves the transaction that made the stockholder an interested stockholder prior to the date of that transaction;

•	Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

•	On or subsequent to the date of the transaction, the business combination is approved by our board of directors and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation's certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempt us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board; however, this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire us.

Registration Rights

As of the date of this prospectus, there are no outstanding securities issued by us that provide the holders of such securities with any registration rights.

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LEGAL MATTERS

Robinson Brog Leinwand Greene Genovese & Gluck P.C., has passed upon the validity of the securities offered by this prospectus as our counsel.

EXPERTS

Our audited financial statements as of December 31, 2012 and 2011, for the year ended December 31, 2012 and for the period from February 14, 2011 (inception) through December 31, 2011 have been included in this prospectus in reliance on the report of Marcum LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein given on the authority of said firm as experts in auditing and accounting.

MANAGEMENT

The following table sets forth the names, ages and positions of all of our directors, executive officers, and key employees.

Name	Age	Position

Gino M. Pereira	55	Chief Executive Officer, Chief Financial Officer and Director

David Tunnell	47	Vice President, Chief Technology Officer

Major General David R. Gust, USA, Ret	68	Independent Director

Gino M. Pereira – Chief Executive Officer, Chief Financial Officer and Director

From the date of inception of the Company, Mr. Pereira, one of our co-founders, has served as the Chief Executive Officer and director. Mr. Pereira has over 30 years of executive, operational and financial experience with technology companies in the United States, Europe and the Far East. He has also helped to develop several technology start-ups as well as served in an executive capacity in a large multinational public company. Mr. Pereira was Chief Financial Officer and later Chief Executive Officer of Technest Holdings Inc., a publicly quoted defense contracting company, from 2004 to 2011. Technest Holdings operated subsidiaries EOIR Technologies, Inc. and Genex Technologies, Inc. Mr. Pereira is a Fellow of the Chartered Association of Certified Accountants (UK) and has an MBA, with a specialty in finance, from the Manchester Business School in England.

Mr. Pereira brings to the Board significant expertise in the biometric and software recognition industries, as well as experience in international business technology and extensive management and operating experience. Having founded and/or operated companies in similar or related industries during the past 15 years, provides the board with unparalleled knowledge of the Company and its operations and an understanding of the markets the Company plans to operate in.

David Tunnell – Vice President, Chief Technology Officer

From the date of inception of the Company, Mr. Tunnell, one of our co-founders, has served as the Chief Technology Officer. Mr. Tunnell is an expert in biometrics and is the inventor of a variety of miniature technologies for remote distributed sensors. Mr. Tunnell has over 23 years of experience in developing high-technology solutions for the US Government. He was the divisional director of 3D identification products at Technest Holdings Inc., from 2003 to 2011. Prior to that he was at the National Security Agency (NSA) serving in operations, support, and development and later at L3 Communications where he served as Director of Engineering, overseeing the development of SIGINT solutions and served as the primary interface with customers, bridging the gap between customer requirements and system design and engineering. He also managed technical personnel, budgets, schedules, and technical direction. Mr. Tunnell earned a Masters in Technical Management (MSTM) from Johns Hopkins University and a BSEE from the University of Tennessee.

44

Major General David R. Gust, USA, Ret. – Independent Director

From the date of inception of the Company, Major General David R. Gust, USA, Ret. has served as the Company’s independent director. General Gust presently does consulting work for his own company, David R. Gust & Associates, LLC. Between April 2007 and May 2009, General Gust was the President of USfalcon, a privately-held company working with the U.S. Defense sector, primarily in information technology. Previously, General Gust had served as the Manager for Federal Telecommunications for Bechtel National, Inc. from November 2004 to March 2007. Prior to that, he was the President and Chief Executive Officer of Technical and Management Services Corporation from 2000 to 2004. General Gust retired from the United States Army in 2000 after completing a career of 34 years of service.

His General Officer assignments included the Program Executive Officer, Communications Systems (PEO-Comm Systems), Program Executive Officer, Intelligence, Electronic Warfare and Sensors (PEO-IEW&S) and at Army Materiel Command, as Deputy Chief of Staff for Research, Development and Acquisition (DCSRDA).

His final assignment at the Army Materiel Command included serving as the Chairman of the Source Selection Advisory Council for the Tactical Unmanned Aerial Vehicle procurement and supervising preparation of the acquisition procurement package for the Stryker combat vehicle. General Gust received his B.S. in Electrical Engineering from the University of Denver and Master’s Degrees in Systems Management and National Security and Strategy from the University of Southern California and the United States Naval War College, respectively.

General Gust brings to the Board valuable business expertise, particularly expertise in defense and Homeland security market segments due to his significant experience as a director of a publicly held companies and his substantial experience gained as a member of the US Armed Services.

Legal Proceedings

To the Company’s knowledge, during the past ten (10) years, none of the Company’s directors, executive officers, promoters, control persons, or nominees has been:

•	The subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses)

•	Subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	Found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

Certain Relationships And Related Transactions

Except as described below, during the past three years, there have been no transactions, whether directly or indirectly, between our company and any of our officers, directors, beneficial owners of more than 5% of our outstanding common stock or their family members, that exceeded $120,000.

Effective June 25, 2012, the Company acquired certain 100% of the membership interests in 3D-ID, LLC (“3D-ID”), a limited liability company formed in Florida in February 2011 and owned by the Company’s founders. Since this was a transaction between entities under common control, in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized, February 14, 2011. Our corporate headquarters are in Shelton, CT.

45

The founders of Nxt-ID were an integral part of the senior management teams at Technest Holdings, an OTC Bulletin Board public company, and its subsidiary Genex Technologies. Genex Technologies was founded in 1995 to develop and commercialize the unique Rainbow® method of capturing 3D data. Since its founding Genex has developed into one of the market leaders in advanced imaging, including 3D and 360-degree technologies.

Genex has developed innovative technologies and products for all aspects of imaging, including capture, processing, display, and enhancement. Genex’s products range from 3D cameras to surveillance algorithms to integrated facial recognition systems.

Genex and Technest have won awards from the Department of Defense, NIH, NIST and NSF amounting to over $30 million in support of this technology.

Nxt-ID has licensed all the Technest/Genex technology (exclusively in Federal, State and Municipal applications) through the acquisition of 3D-ID to provide a product portfolio and a strong technical foundation for its further development efforts.

In addition, the Company is currently utilizing office space in Palm Bay, FL that is owned by our chief technology officer, which he is currently permitting us to use at a minimal charge per month.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law authorizes us to indemnify any director or officer under prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which such person is a party by reason of being one of our directors or officers if it is determined that the person acted in accordance with the applicable standard of conduct set forth in such statutory provisions.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed hereby in the Securities Act and we will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or any other document referred to are summaries of the material terms of the respective contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. A copy of the registration statement, and the exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials may be obtained by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

Upon the effectiveness of our registration statement, we will file periodic reports and other information with the SEC. Such periodic reports and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We maintain a website at www.nxt-id.com. The information and other content contained on our website are not part of the prospectus.

46

Nxt-ID, Inc. and Subsidiary

47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

of Nxt-ID, Inc.

We have audited the accompanying consolidated balance sheets of Nxt-ID, Inc. and Subsidiary (the “Company”) as of December 31, 2012 and 2011, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2012 and for the period from February 14, 2011 (inception) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Nxt-ID, Inc. and Subsidiary, as of December 31, 2012 and 2011, and the consolidated results of its operations and its cash flows for the year ended December 31, 2012 and for the period from February 14, 2011 (inception) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2, the Company has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ Marcum LLP

Marcum LLP

New York, NY

March 22, 2013

F-1

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2012	2011

Assets
Current Assets
Cash	$135,820	$339

Total Current Assets	135,820	339

Property and equipment, net of accumulated depreciation of $99 as of December 31, 2012	1,883	–

Total Assets	$137,703	$339

Liabilities and Stockholders' Deficit

Current Liabilities
Accrued expenses	$69,279	$5,000

Total Current Liabilities	69,279	5,000
Convertible notes payable and beneficial conversion feature	75,000	–

Total Liabilities	144,279	5,000

Commitments and Contingencies

Stockholders' Deficit
Preferred stock, $0.0001 par value: 10,000,000 shares authorized; none issued and outstanding	–	–
Common stock, $.0001 par value: 100,000,000 shares authorized; 20,752,000 and 20,000,000 issued and outstanding, respectively	2,076	2,000
Additional paid-in capital	200,224	8,000
Deficit accumulated during development stage	(208,876)	(14,661)

Total Stockholders' Deficit	(6,576)	(4,661)

Total Liabilities and Stockholders' Deficit	$137,703	$339

The accompanying notes are an integral part of these consolidated financial statements.

F-2

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended December 31, 2012	For the Period from February 14, 2011 (Inception) to December 31, 2011

Revenues	$251,375	$–
Costs of goods sold	48,455	–

Gross Profit	202,920	–

Operating Expenses
General and administrative	220,119	5,514
Selling	62,500	–
Research and development	114,269	9,147

Total Operating Expenses	396,888	14,661

Operating Loss	(193,968)	(14,661)

Other Expense
Interest expense	(247)	–

Total Other Expense	(247)

Net Loss Available to Common Stockholders	$(194,215)	$(14,661)

Net Loss Per Share - Basic and Diluted	$(0.01)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	20,197,478	20,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-3

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE PERIOD FROM FEBRUARY 14, 2011 (INCEPTION) TO

DECEMBER 31, 2012

	Common Stock		Additional Paid-in	Deficit Accumulated During Development
	Shares	Amount	Capital	Stage	Total

Balance - February 14, 2011 (Inception)	–	$–	$–	$–	$–

Founders' capital contributions	20,000,000	2,000	8,000	–	10,000

Net loss	–	–	–	(14,661)	(14,661)

Balance - December 31, 2011	20,000,000	2,000	8,000	(14,661)	(4,661)

Capital contributions - founders	–	–	4,300	–	4,300

Issuance of common stock for cash	632,000	64	157,936		158,000

Issuance of common stock for services	120,000	12	29,988		30,000

Net loss	–	–	–	(194,215)	(194,215)
Balance - December 31, 2012	20,752,000	$2,076	$200,224	$(208,876)	$(6,576)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

Nxt-ID, Inc. and Subsidiary

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended December 31, 2012	For the Period from February 14, 2011 (Inception) to December 31, 2011
Cash Flows from Operating Activities
Net loss	$(194,215)	$(14,661)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	99	–
Stock based compensation	30,000	–
Changes in operating assets and liabilities:
Accrued expenses	64,279	5,000
Total Adjustments	94,378	5,000
Net Cash Used in Operating Activities	(99,837)	(9,661)
Cash Used in Investing Activities
Purchase of property and equipment	(1,982)	–
Cash flows from Financing Activities
Proceeds received in connection with issuance of common stock	158,000	–
Proceeds from convertible notes payable	75,000	–
Capital contributions - founders	4,300	10,000
Net Cash Provided by Financing Activities	237,300	10,000
Net Increase in Cash	135,481	339
Cash - Beginning of Period	339	–
Cash - End of Period	$135,820	$339
Supplemental Disclosures Of Cash Flow Information:
Cash paid during the periods for:
Interest	$–	$–
Taxes	$–	$–

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Organization

Organization and Principal Business Activity

Nxt-ID, Inc. (“Nxt-ID” or the “Company”) was incorporated in the State of Delaware on February 8, 2012. Nxt-ID is an early stage biometrics company focused on the growing m-commerce market with an innovative MobileBio™ suite of biometric solutions that secure mobile platforms. The Company also serves the access control and law enforcement facial recognition markets.

3D-ID, LLC (“3D-ID” or “the Company”) was organized and registered in the State of Florida on February 14, 2011. The Company is an early stage company engaged in the design, research and development, integration, analysis, modeling, system networking, sales and support of intelligent surveillance, three dimensional facial recognition and three dimensional imaging devices and systems primarily for identification and access control in the security industries. The founders’ initial contribution in 3D-ID was $10,000.

On June 25, 2012, Nxt-ID, a company having similar ownership as 3D-ID, acquired 100% of the membership interests in 3D-ID, LLC (the “Acquisition”) in exchange for 20,000,000 shares of Nxt-ID common stock. Since this was a transaction between entities under common control in accordance with Accounting Standards Codification (“ASC”) 805, “Business Combinations”, Nxt-ID recognized the net assets of 3D-ID at their carrying amounts in the accounts of Nxt-ID on the date that 3D-ID was organized.

In connection with the Acquisition the Company’s Board of Directors and stockholders approved an amendment to the Certificate of Incorporation of the Company to increase the Company’s authorized stock from 1,000 shares of common stock, par value $0.0001 per share, to 110,000,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of blank-check preferred stock, par value $0.0001 per share. The amendment to the Certificate of Incorporation was approved by the State of Delaware on December 10, 2012, however, has been accounted for retroactively to February 14, 2011, the date that 3D-ID was organized, as the approval of the amendment was delayed for administrative reasons and was merely a perfunctory task.

The Company has generated revenues as the result of an initial sale of one of its products during the year ended December 31, 2012 and has therefore emerged from being a development stage entity.

Note 2 - Going Concern and Management Plans

The Company is an early stage entity and incurred operating losses of $193,968 during the year ended December 31, 2012. As of December 31, 2012 the Company had a stockholders’ deficit of $6,576. Subsequent to December 31, 2012, the Company raised $51,000 through the issuance of common stock and drew down the second and final tranche of a convertible note from Connecticut Innovations for $75,000. See Note 5.

In order to execute the Company's long-term strategic plan to develop and commercialize its core products, the Company will need to raise additional funds, through public or private equity offerings, debt financings, or other means. The Company can give no assurance that the cash raised subsequent to December 31, 2012 or any additional funds raised will be sufficient to execute its business plan. Additionally, the Company can give no assurance that additional funds will be available on reasonable terms, or available at all, or that it will generate sufficient revenue to alleviate the going concern. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

F-6

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 2 - Going Concern and Management Plans (Continued)

The Company’s ability to execute its business plan is dependent upon its ability to raise additional equity, secure debt financing, and/or generate revenue. Should the Company not be successful in obtaining the necessary financing, or generate sufficient revenue to fund its operations, the Company would need to curtail certain of its operational activities. The accompanying financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.

Note 3 - Summary Of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Nxt-ID and its wholly-owned subsidiary, 3D-ID. Intercompany balances and transactions have been eliminated upon consolidation.

Cash

The Company considers all highly liquid securities with an original maturity date of three months or less when purchased to be cash equivalents. At December 31, 2012 and 2011, the Company had no cash equivalents. Due to their short-term nature, cash equivalents are carried at cost, which approximates fair value.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash.

The Company maintains its cash balances in financial institutions located in the United States. At times, the Company’s cash balances may be uninsured or in deposit accounts that exceed the Federal Deposit Insurance Corporation (“FDIC”) insurance limits.

Revenue Recognition

The Company’s 3D facial recognition and identification products are currently available for sale. The Company recognizes revenue in connection with the sale of these products when persuasive evidence of an arrangement exists, the service has been rendered or product delivery has occurred, the price is fixed or readily determinable and collectability of the sale is reasonably assured.

The Company requires all of its product sales to be supported by evidence of a sale transaction that clearly indicates the selling price to the customer, shipping terms and payment terms. Evidence of an arrangement generally consists of a contract or purchase order approved by the customer. The Company recognizes revenue at the time in which it receives a confirmation that the goods were either tendered at their destination, when shipped “FOB destination,” or transferred to a shipping agent, when shipped “FOB shipping point.” Delivery to the customer is deemed to have occurred when the customer takes title to the product. Generally, title passes to the customer upon shipment, but could occur when the customer receives the product based on the terms of the agreement with the customer. The selling prices of all goods that the Company sells are fixed, and agreed to with the customer, prior to shipment.

In the event a sale is made to a customer under circumstances in which collectability is not reasonably assured, the Company either requires the customer to remit payment prior to shipment or defers recognition of the revenue until payment is received. The Company maintains a reserve for amounts which may not be collectible due to risk of credit losses.

The Company’s sales typically do not include multiple deliverable arrangements.

Long-Lived Assets

Long-lived assets, such as property and equipment, are evaluated for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable in accordance with ASC 360-10-35-17 through 35-35 "Measurement of an Impairment Loss." The Company assesses the impairment of the assets based on the undiscounted future cash flow the assets are expected to generate compared to the carrying value of the assets. If the carrying amount of the assets is determined not to be recoverable, a write-down to fair value is recorded. Management estimates future cash flows using assumptions about expected future operating performance. Management's estimates of future cash flows may differ from actual cash flow due to, among other things, technological changes, economic conditions or changes to the Company's business operations.

F-7

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Summary Of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment consisting of furniture and fixtures is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income. Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful life of the respective asset as follows:

Furniture and fixtures	3 to 5 years

Depreciation expense for the year ended December 31, 2012 and for the period from February 14, 2011 (inception) to December 31, 2012 was $99 and $0 respectively.

Inventory

Inventory is valued at the lower of cost or market with cost determined using the first-in, first-out method and with market defined as the lower of replacement cost or realizable value. Inventory is comprised principally of raw materials. As of December 31, 2012 and 2011, the Company did not have any inventory.

Convertible Instruments

The Company applies the accounting standards for derivatives and hedging and for distinguishing liabilities from equity when accounting for hybrid contracts that feature conversion options. The accounting standards require companies to bifurcate conversion options from their host instruments and account for them as free standing derivative financial instruments according to certain criteria. The criteria includes circumstances in which (i) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (ii) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (iii) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. The derivative is subsequently marked to market at each reporting date based on current fair value, with the changes in fair value reported in the results of operations.

Conversion options that contain variable settlement features such as provisions to adjust the conversion price upon subsequent issuances of equity or equity linked securities at exercise prices more favorable than that featured in the hybrid contract generally result in their bifurcation from the host instrument.

The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. Debt discounts under these arrangements are amortized over the term of the related debt. See Note 5.

F-8

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Summary Of Significant Accounting Policies (continued)

Income Taxes

Effective June 25, 2012, the date of the Acquisition, the Company began being taxed as a corporation. The Company’s subsidiary is organized as a limited liability company, and has elected to be treated as a disregarded entity for income tax purposes, with taxable income or loss passing through to Nxt-ID, the parent. Prior to February 25, 2012, 3D-ID was a disregarded entity for income tax purposes.

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company will classify as income tax expense any interest and penalties. The Company has no material uncertain tax positions for any of the reporting periods presented. Generally, the tax authorities may examine the partnership/corporate tax returns for three years from the date of filing.The initial tax return of the Company was for the period from February 8, 2012(the date of incorporation) through December 31, 2012. The Company has identified its federal return and its state tax return in Connecticut as “major” tax jurisdictions, as defined.

Stock-Based Compensation

The Company accounts for equity instruments issued to non-employees at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests or becomes non-forfeitable. Non-employee stock-based compensation charges are amortized over the vesting period or as earned.

Use of Estimates in the Financial Statements

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company’s significant estimates and assumptions include the valuation allowance relating to the Company’s deferred tax asset, the fair value of the Company’s stock, and stock-based compensation.

F-9

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Summary Of Significant Accounting Policies (continued)

Loss per Share

Basic loss per share was computed using the weighted average number of common shares outstanding. Diluted loss per share includes the effect of diluted common stock equivalents. For the period February 14, 2011 (inception) through December 31, 2012, the Company had no common stock equivalents outstanding.

Research and Development

Research and development costs consist of expenditures incurred during the course of planned research and investigation aimed at the discovery of new knowledge, which will be useful in developing new products or processes. The Company expenses all research and development costs as incurred.

Recent Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2011-04, "Fair Value Measurement (Topic 820) - Amendments to Achieve Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS.” This ASU addresses fair value measurement and disclosure requirements ASC Topic 820 for the purpose of providing consistency and common meaning between U.S. GAAP and IFRS.

Generally, this ASU is not intended to change the application of the requirements in Topic 820. Rather, this ASU primarily changes the wording to describe many of the requirements in U.S. GAAP for measuring fair value or for disclosing information about fair value measurements. This ASU is effective for periods beginning after December 15, 2011. The adoption of this standard did not have an impact on the Company's consolidated financial position and results of operation.

Note 4 – Accrued Expenses

Accrued expenses and other current liabilities consist of the following:

	December 31,
	2012	2011
Salaries	$16,000	$–
Reimbursable expenses	27,334
Consulting fees	5,698	–
Royalty fees	20,000	5,000
Other	247	–
Total	$69,279	$5,000

Note 5 – Convertible Notes Payable

On December 13, 2012, the Company received approval from Connecticut Innovations, Inc. (“CII”) for a Convertible Note (the “Note”) in the amount of $150,000. The Note accrues interest at the annual rate of 12% and all principal and interest is repayable in full in two years if it has not been converted. CII has the option to convert the outstanding principal and interest on the Note into shares of the Company’s common stock  at a discount of 25% to the lowest price paid by other investors in future qualified offerings, as defined. The Company received the first tranche of $75,000 on December 21, 2012 and the second tranche of $75,000 on January 31, 2013. As of December 31, 2012 the Company has accrued $247 in interest in connection with this Note.

In accordance with ASC 470, “Accounting for Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios,” the Note is considered to have a beneficial conversion feature as the effective conversion price will be less than the lowest paid price by others investors in a future qualified offering, as defined.  In addition, in accordance with ASC 815 the conversion feature is considered to be a derivative instrument as the conversion price can be lowered if the Company issues securities at a lower price in a future qualified offering, as defined. The change in the fair value of the conversion feature, which is included in convertible notes payable and beneficial conversion feature on the consolidated balance sheet, was determined to be insignificant from December 21, 2012 to December 31, 2012.

Note 6 – Stockholders’ Deficit

During the year ended December 31, 2012, the Company issued 632,000 shares of common stock at $0.25 per share and received proceeds of $158,000.

F-10

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 6 – Stockholders’ Deficit (continued)

During the year ended December 31, 2012, the Company issued 120,000 shares of common stock at $0.25 per share to consultants for professional services. See Note 7

During the year ended December 31, 2012, the founders of 3D-ID contributed $4,300 to fund the Company’s activities.

Note 7 – Income Taxes

Through December 31, 2012 and 2011, the Company generated U.S. federal and state net operating loss carryovers for tax purposes of approximately $194,000 and $0, respectively. The net operating loss carryover may be used to reduce taxable income through the year 2032. Section 382 of the Internal Revenue Code imposes certain limitations on the utilization of net operating loss carryovers and other tax attributes after a change in control. If the Company has a change in ownership, such change could significantly limit the possible utilization of such carryovers. The losses incurred by the Company’s wholly owned subsidiary, 3D-ID, prior to June 25, 2012, the date of the Acquisition, were not significant.

The income tax provision (benefit) consists of the following:

	December 31,
	2012	2011
Current
Federal	$–	$–
State	–	–
	–	–
Deferred
Federal	(66,000)	–
State	(9,700)	–
	(75,700)	–
Change in valuation allowance	75,700	–
Total income tax provision	$–	$–

A reconciliation of the effective income tax rate and the statutory federal income tax rate is as follows:

	December 31,
	2012	2011
U.S. federal statutory rate	(34)%	–%
State income tax rate, net of federal benefit	(5)	–
Less: valuation allowance	39	–
Provision for income taxes	–%	–%

F-11

Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 7 – Income Taxes (continued)

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not that future benefits of deferred tax assets will not be realized and as a result, a full valuation allowance has been established. The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	December 31,
	2012	2011
Deferred tax assets:
Net operating loss carryforward	$75,700	$–
Valuation allowance	(75,700)	–
Net deferred tax asset	$–	$–

Note 8 - Commitments and Contingencies

Legal Matters

From time to time, the Company is subject to legal proceedings arising in the ordinary course of business. Such matters are subject to uncertainties and outcomes are not predictable with assurance. Management believes at this time, there are no ongoing matters that will have a material adverse effect on the Company's business, financial position, results of operations, or cash flows.

Commitments

Around the date of the Acquisition the Company signed a licensing agreement with Aellipsys Holdings, Inc., an unrelated party, which granted 3D-ID a perpetual sub-licensable, non-exclusive, worldwide license to use their intellectual property, including, but not limited to, those of GeoMetrix, Inc., which has 18 patents in the field of 3D facial recognition and Active ID systems for access control and identification of individuals. 3D-ID is required to pay Aellipsys Holdings a royalty for each product manufactured, sold and installed at a customer by 3D-ID equal to two thousand dollars ($2,000). An additional royalty of ten percent (10%) is payable on recurring revenues from the same installation. The term of the initial agreement is five years. The Company paid $10,000 in royalty payments to GeoMetrix, Inc. during the year ended December 31, 2012, as a result of the Company’s initial sale made in November 2012.

On August 19, 2011, the Company signed a licensing agreement with Technest Holdings, Inc. and Genex Technologies, Inc., which granted 3D-ID a perpetual sub-licensable, exclusive, worldwide license to use their intellectual property in U.S. Federal and State markets, and a non-exclusive license in all other markets. The Company’s Chief Executive Officer (“CEO”) is a stockholder of and was the former CEO of Technest Holdings, Inc. In consideration of the license of rights affected by this Agreement, 3D-ID is obligated to pay Technest a royalty equal to 5% of net sales with a minimum royalty of $15,000 during the first two years and $20,000 for each contract year thereafter. For the year ended December 31, 2012 and for the periods from February 14, 2011 (inception) to December 31, 2011 and 2012, the Company incurred $15,000, $5,000 and $20,000 respectively, in connection with the agreement. As of December 31, 2012, $20,000 of minimum royalties are included in accrued expenses in the consolidated balance sheet in connection with the agreement.

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Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Commitments and Contingencies (Continued)

In October 2012, the Company entered into an agreement with a consultant to provide public relations and marketing services to the Company for a period of three months. Pursuant to the agreement, the Company agreed to pay the consultant a monthly cash fee of $5,000 and to issue the consultant shares of common stock per month with a fair value of $10,000 as compensation for services provided. The Company issued the consultant 120,000 shares of common stock in connection with the agreement during the year ended December 31, 2012. This agreement has been extended until March 31, 2013 on the same terms and conditions. In connection with the extension, 120,000 shares of common stock with a fair value of $30,000 as compensation for services provided from January 1, 2013 to March 31, 2013 will be issued On March 31, 2013.

In November 2012 the Company entered into an agreement with a technology consulting firm to provide strategic marketing and sales services to the Company with respect to developing business opportunities with the Federal Government through March 2013. Pursuant to the agreement, the Company agreed to pay the consultant a monthly cash fee of $5,500 and a sales commission of 5% on executed contracts.

Employment Agreement

Effective October 1, 2012, Nxt-ID entered into an employment agreement with its Chief Executive Officer. The employment agreement provides for:

•	An initial term of 3 years beginning on October 1, 2012.

•	A base salary of $150,000 per year, increasing to $300,000 per year upon the successful completion of the MobileWocket prototype.

•	Payment of all necessary and reasonable out-of-pocket expenses incurred by the executive in the performance of his duties under the agreement.

•	Eligibility to participate in bonus or incentive compensation plans that may be established by the board of directors from time to time applicable to the executive's services.

•	Eligibility to receive equity awards as determined by the board of directors, or a committee of the board of directors, composed in compliance with the corporate governance standards of any applicable listing exchange.

Note 9 - Subsequent Events

The Company evaluates events that have occurred after the balance sheet date but before the financial statements are issued.

Subsequent to the year ended December 31, 2012, the Company sold 204,000 shares at $0.25 per share of common stock resulting in proceeds of $51,000 in a private placement.

On January 4, 2013, a majority the Company’s stockholders approved by written consent the Company’s 2013 Long-Term Stock Incentive Plan (“LTIP”). The maximum aggregate number of shares of common stock that may be issued under the LTIP, including stock awards and stock appreciation rights, is limited to 10% of the shares of common stock outstanding on the first business or trading day of any fiscal year. The Company has issued 20,000 restricted shares under the plan to one director for a quarterly director retainer.

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Nxt-ID, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 9 - Subsequent Events (Continued)

Subsequent to December 31, 2012, the Company entered into an agreement with a consultant to provide business development services to the Company for a period of three months. Pursuant to the agreement, the Company issued the consultant 20,000 shares of common stock.

Subsequent to December 31, 2012, the Company entered into an agreement with a development and manufacturing company to provide samples of the Company’s smart card design for an aggregate of $150,000. Unless terminated early, the agreement will continue in full force and effect until the samples have been delivered to the Company.

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1,000,000

UNITS

_________________

PROSPECTUS

_________________

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table provides information regarding the various actual and anticipated expenses payable by us in connection with the issuance and distribution of the securities being registered hereby. All amounts shown are estimates except the securities and exchange commission registration fee.

Nature of Expense	Amount
SEC Registration Fee	$556
Accounting Fees And Expenses	20,000
Legal Fees And Expenses	25,000
Blue Sky Expenses	20,000
Printing And Related Fees	10,000
Miscellaneous	10,000
Total	$85,556

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware statutes and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, both through our bylaws and specific indemnification agreements. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the securities and exchange commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Limitation Of Liability Of Directors

Our certificate of incorporation provide that, to the fullest extent permitted by the Delaware revised statutes, no director of the company will be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

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Item 15. Recent Sales of Unregistered Securities.

The following is a summary of transactions within the last three years involving sales of our securities that were not registered under the Securities Act:

At inception (February 2011), our Chief Executive Officer and Chief Technology Officer contributed approximately $10,000 in cash in exchange for our securities in respect of various start-up costs.

From August 1, 2012 until January 9, 2013, we conducted a private placement whereby we raised $209,000 through the sale of 836,000 shares of stock, at a purchase price of $0.25 per share (the “2012 Offering”).   The Company used the proceeds from the above stock issuances for general working capital purposes. The shares of common stock issued in the transaction described above have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. These securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

On October 5, 2012, the Company entered into an agreement with a consultant to provide public relations and marketing services to the Company for a period of three months. Pursuant to the agreement, the Company agreed to pay the consultant a monthly cash fee of $5,000 and to issue the consultant shares of common stock per month with a fair value of $10,000 as compensation for services provided. The Company issued the consultant 120,000 shares of common stock in connection with the agreement. This agreement has been extended until March 31, 2013 on the same terms and conditions. In connection with the extension, 120,000 shares of common stock with a fair value of $30,000 as compensation for services provided from January 1, 2013 to March 31, 2013 was issued on March 31, 2013.

On January 9, 2013, the Company entered into an agreement with a consultant to provide business development services to the Company for a period of three months. Pursuant to the agreement, the Company issued the consultant 20,000 shares of common stock.

On January 11, 2013, we awarded $5,000 of stock to our director, David Gust, as a quarterly retainer at an assumed price of $0.25 per share.  The shares were awarded from our Long-term Incentive Plan.

On March 31, 2013, we awarded 20,000 shares of common stock to our director, David Gust, as a quarterly retainer at an assumed price of $0.25 per share.

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EXHIBITS

Exhibit Number	Description

3.1 *	Certificate of Incorporation
3.2 *	Bylaws
4.1	Form of Common Stock Certificate of the Registrant
4.2*	Form of Warrant Agreement and Form of Warrant
5.1†	Opinion of Robinson Brog Leinwand Greene Genovese & Gluck P.C.
10.1 *	Form of Indemnification Agreement
10.2 *	2013 Long Term Incentive Plan
10.3 *	Forms of Agreement Under 2013 Long Term Incentive Plan
10.4 *	Employment Agreement Between Nxt-ID and Gino Pereira
10.5 *	License Agreement between 3D-ID, LLC and Genex Technologies
10.6 *	License Agreement between 3D-ID, LLC and Aellipsys Holdings
10.7 *	Purchase Agreement between 3D-ID, LLC and Nxt-ID, Inc.
10.8 *	Amended and Restated Employment Agreement Between Nxt-ID and Gino Pereira
10.9*††	Manufacturing agreement with Identita Technologies, Inc., dated January 18, 2013
11.1†	Statement re computation of per share earnings
12.1†	Statements re computation ratios
21.1*	List of Subsidiaries
23.1	Consent of Marcum LLP
23.2	Consent of Robinson Brog Leinwand Greene Genovese & Gluck P.C. (Reference is made to Exhibit 5.1)
24.1	Power of Attorney (set forth on the signature page of the Registration Statement)

*	Previously filed.
†	To be filed by amendment.
††	Confidential treatment requested for schedules to the agreement.

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UNDERTAKINGS

Item 17. Undertakings.
(a)	The undersigned registrant hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
		i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
		ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
		iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
	(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
	(4)	For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
		i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
		ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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		iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
		iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)		Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
(c)	(1)	For the purpose of determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1), or (4), or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
(c)	(2)	For the purpose of determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
(d)		For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) or under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(e)		For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shelton, Connecticut, on the 11th day of April 2013.

Nxt-ID, Inc.

By:	/s/ Gino Pereira
Gino Pereira
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gino Pereira	April 11, 2013
Gino Pereira
President, Chief Executive Officer, Chief Financial Officer and Director
(Principal Executive Officer)

/s/ David Gust	April 11, 2013
David Gust
Director

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